Eaton Vance

Limited Maturity Municipal

Income Funds

Semiannual Report

September 30, 2013

Massachusetts    •    New York    •    Pennsylvania

Commodity Futures Trading Commission Registration. Effective December 31, 2012, the Commodity Futures Trading Commission (“CFTC”) adopted certain regulatory changes that subject registered investment companies and advisers to regulation by the CFTC if a fund invests more than a prescribed level of its assets in certain CFTC-regulated instruments (including futures, certain options and swap agreements) or markets itself as providing investment exposure to such instruments. Each Fund has claimed an exclusion from the definition of the term “commodity pool operator” under the Commodity Exchange Act and is not subject to the CFTC regulation. Because of its management of other strategies, each Fund’s adviser is registered with the CFTC as a commodity pool operator.

Fund shares are not insured by the FDIC and are not deposits or other obligations of, or guaranteed by, any depository institution. Shares are subject to investment risks, including possible loss of principal invested.

This report must be preceded or accompanied by a current summary prospectus or prospectus. Before investing, investors should consider carefully the investment objective, risks, and charges and expenses of a mutual fund. This and other important information is contained in the summary prospectus and prospectus, which can be obtained from a financial advisor. Prospective investors should read the prospectus carefully before investing. For further information, please call 1-800-262-1122.

Semiannual Report September 30, 2013

Eaton Vance

Limited Maturity Municipal Income Funds

Table of Contents

Performance and Fund Profile

Massachusetts Limited Maturity Municipal Income Fund	2
New York Limited Maturity Municipal Income Fund	3
Pennsylvania Limited Maturity Municipal Income Fund	4

Endnotes and Additional Disclosures	5

Fund Expenses	6

Financial Statements	8

Board of Trustees’ Contract Approval	40

Officers and Trustees	43

Important Notices	44

Eaton Vance

Massachusetts Limited Maturity Municipal Income Fund

September 30, 2013

Performance1,2

Portfolio Manager William H. Ahern, Jr., CFA

% Average Annual Total Returns	Class Inception Date	Performance Inception Date	Six Months	One Year	Five Years	Ten Years
Class A at NAV	06/27/1996	06/01/1992	–3.00%	–2.99%	3.84%	2.82%
Class A with 2.25% Maximum Sales Charge	—	—	–5.22	–5.17	3.37	2.59
Class C at NAV	12/08/1993	06/01/1992	–3.46	–3.76	3.07	2.05
Class C with 1% Maximum Sales Charge	—	—	–4.41	–4.71	3.07	2.05
Class I at NAV	08/03/2010	06/01/1992	–2.93	–2.84	3.90	2.85
Barclays 7 Year Municipal Bond Index	—	—	–1.69%	–0.84%	5.80%	4.45%

% Total Annual Operating Expense Ratios[3]				Class A	Class C	Class I
				0.79%	1.54%	0.64%

% Distribution Rates/Yields[4]				Class A	Class C	Class I
Distribution Rate				3.10%	2.32%	3.25%
Taxable-Equivalent Distribution Rate				5.78	4.33	6.06
SEC 30-day Yield				1.86	1.16	2.05
Taxable-Equivalent SEC 30-day Yield				3.47	2.16	3.82

Fund Profile

See Endnotes and Additional Disclosures in this report.

Past performance is no guarantee of future results. Returns are historical and are calculated by determining the percentage change in net asset value (NAV) or offering price (as applicable) with all distributions reinvested. Investment return and principal value will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. Performance less than one year is cumulative. Performance is for the stated time period only; due to market volatility, the Fund’s current performance may be lower or higher than quoted. Returns are before taxes unless otherwise noted. For performance as of the most recent month end, please refer to www.eatonvance.com.

2

Eaton Vance

New York Limited Maturity Municipal Income Fund

September 30, 2013

Performance1,2

Portfolio Manager William H. Ahern, Jr., CFA

% Average Annual Total Returns	Class Inception Date	Performance Inception Date	Six Months	One Year	Five Years	Ten Years
Class A at NAV	06/27/1996	05/29/1992	–2.87%	–2.27%	4.00%	2.75%
Class A with 2.25% Maximum Sales Charge	—	—	–5.06	–4.45	3.54	2.51
Class B at NAV	05/29/1992	05/29/1992	–3.24	–3.00	3.22	1.98
Class B with 3% Maximum Sales Charge	—	—	–6.11	–5.85	3.22	1.98
Class C at NAV	12/08/1993	05/29/1992	–3.25	–3.06	3.23	1.98
Class C with 1% Maximum Sales Charge	—	—	–4.21	–4.01	3.23	1.98
Class I at NAV	08/03/2010	05/29/1992	–2.80	–2.12	4.07	2.78
Barclays 7 Year Municipal Bond Index	—	—	–1.69%	–0.84%	5.80%	4.45%

% Total Annual Operating Expense Ratios[3]			Class A	Class B	Class C	Class I
			0.77%	1.52%	1.52%	0.62%

% Distribution Rates/Yields[4]			Class A	Class B	Class C	Class I
Distribution Rate			3.25%	2.47%	2.47%	3.40%
Taxable-Equivalent Distribution Rate			6.30	4.79	4.79	6.59
SEC 30-day Yield			2.01	1.33	1.32	2.20
Taxable-Equivalent SEC 30-day Yield			3.89	2.58	2.56	4.26

Fund Profile

See Endnotes and Additional Disclosures in this report.

Past performance is no guarantee of future results. Returns are historical and are calculated by determining the percentage change in net asset value (NAV) or offering price (as applicable) with all distributions reinvested. Investment return and principal value will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. Performance less than one year is cumulative. Performance is for the stated time period only; due to market volatility, the Fund’s current performance may be lower or higher than quoted. Returns are before taxes unless otherwise noted. For performance as of the most recent month end, please refer to www.eatonvance.com.

3

Eaton Vance

Pennsylvania Limited Maturity Municipal Income Fund

September 30, 2013

Performance1,2

Portfolio Manager Adam A. Weigold, CFA

% Average Annual Total Returns	Class Inception Date	Performance Inception Date	Six Months	One Year	Five Years	Ten Years
Class A at NAV	06/27/1996	06/01/1992	–2.34%	–1.61%	4.06%	3.06%
Class A with 2.25% Maximum Sales Charge	—	—	–4.57	–3.84	3.59	2.83
Class C at NAV	12/08/1993	06/01/1992	–2.71	–2.38	3.29	2.29
Class C with 1% Maximum Sales Charge	—	—	–3.67	–3.34	3.29	2.29
Class I at NAV	08/03/2010	06/01/1992	–2.17	–1.47	4.12	3.08
Barclays 7 Year Municipal Bond Index	—	—	–1.69%	–0.84%	5.80%	4.45%

% Total Annual Operating Expense Ratios[3]				Class A	Class C	Class I
				0.83%	1.58%	0.68%

% Distribution Rates/Yields[4]				Class A	Class C	Class I
Distribution Rate				3.22%	2.44%	3.37%
Taxable-Equivalent Distribution Rate				5.87	4.45	6.14
SEC 30-day Yield				2.34	1.66	2.53
Taxable-Equivalent SEC 30-day Yield				4.27	3.03	4.61

Fund Profile

See Endnotes and Additional Disclosures in this report.

Past performance is no guarantee of future results. Returns are historical and are calculated by determining the percentage change in net asset value (NAV) or offering price (as applicable) with all distributions reinvested. Investment return and principal value will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. Performance less than one year is cumulative. Performance is for the stated time period only; due to market volatility, the Fund’s current performance may be lower or higher than quoted. Returns are before taxes unless otherwise noted. For performance as of the most recent month end, please refer to www.eatonvance.com.

4

Eaton Vance

Limited Maturity Municipal Income Funds

September 30, 2013

Endnotes and Additional Disclosures

[1]

Barclays 7 Year Municipal Bond Index is an unmanaged index of municipal bonds traded in the U.S. with maturities ranging from 6-8 years. Unless otherwise stated, index returns do not reflect the effect of any applicable sales charges, commissions, expenses, taxes or leverage, as applicable. It is not possible to invest directly in an index.

[2]

Total Returns at NAV do not include applicable sales charges. If sales charges were deducted, the returns would be lower. Total Returns shown with maximum sales charge reflect the stated maximum sales charge. Unless otherwise stated, performance does not reflect the deduction of taxes on Fund distributions or redemptions of Fund shares.

Performance prior to the inception date of a class may be linked to the performance of an older class of the Fund. This linked performance is adjusted for any applicable sales charge, but is not adjusted for class expense differences. If adjusted for such differences, the performance would be different. Performance presented in the financial highlights included in the financial statements is not linked. In the performance table, the performance of Class I is linked to Class A. Performance since inception for an index, if presented, is the performance since the Fund’s or oldest share class’ inception, as applicable.

[3]	Source: Fund prospectus.

[4]

The Distribution Rate is based on the Fund’s last regular distribution per share in the period (annualized) divided by the Fund’s NAV at the end of the period. The Fund’s distributions may be composed of ordinary income, tax-exempt income, net realized capital gains and return of capital. The Fund’s distributions are determined by the investment adviser based on its current assessment of the Fund’s long-term return potential. As portfolio and market conditions change, the rate of distributions paid by the Fund could change. Taxable-equivalent performance is based on the highest combined federal and state income tax rates, where applicable. Lower tax rates would result in lower tax-equivalent performance. Actual tax rates will vary depending on your income, exemptions and deductions. Rates do not include local taxes. SEC Yield is a standardized measure based on the estimated yield to maturity of a fund’s investments over a 30-day period and is based on the maximum offer price at the date specified. The SEC Yield is not based on the distributions made by the Fund, which may differ.

[5]

Ratings are based on Moody’s, S&P or Fitch, as applicable. Ratings, which are subject to change, apply to the creditworthiness of the issuers of the underlying securities and not to the Fund or its shares. Credit ratings measure the quality of a bond based on the issuer’s creditworthiness, with ratings ranging from AAA, being the highest, to D, being the lowest based on S&P’s measures. Ratings of BBB or higher by Standard and Poor’s or Fitch (Baa or higher by Moody’s) are considered to be investment grade quality. Credit ratings are based largely on the rating agency’s analysis at the time of rating. The rating assigned to any particular security is not necessarily a reflection of the issuer’s current financial condition and does not necessarily reflect its assessment of the volatility of a security’s market value or of the liquidity of an investment in the security. If securities are rated differently by the rating agencies, the higher rating is applied. Holdings designated as “Not Rated” are not rated by the national rating agencies stated above.

Fund profile subject to change due to active management.

5

Eaton Vance

Limited Maturity Municipal Income Funds

September 30, 2013

Fund Expenses

Example:  As a Fund shareholder, you incur two types of costs: (1) transaction costs, including sales charges (loads) on purchases and redemption fees (if applicable); and (2) ongoing costs, including management fees; distribution and/or service fees; and other Fund expenses. This Example is intended to help you understand your ongoing costs (in dollars) of Fund investing and to compare these costs with the ongoing costs of investing in other mutual funds. The Example is based on an investment of $1,000 invested at the beginning of the period and held for the entire period (April 1, 2013 – September 30, 2013).

Actual Expenses:  The first section of each table below provides information about actual account values and actual expenses. You may use the information in this section, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first section under the heading entitled “Expenses Paid During Period” to estimate the expenses you paid on your account during this period.

Hypothetical Example for Comparison Purposes:  The second section of each table below provides information about hypothetical account values and hypothetical expenses based on the actual Fund expense ratio and an assumed rate of return of 5% per year (before expenses), which is not the actual Fund return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in your Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in each table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges (loads) or redemption fees (if applicable). Therefore, the second section of each table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transactional costs were included, your costs would be higher.

Eaton Vance Massachusetts Limited Maturity Municipal Income Fund

	Beginning Account Value (4/1/13)	Ending Account Value (9/30/13)	Expenses Paid During Period* (4/1/13 – 9/30/13)	Annualized Expense Ratio

Actual
Class A	$1,000.00	$970.00	$3.85	0.78%
Class C	$1,000.00	$965.40	$7.54	1.53%
Class I	$1,000.00	$970.70	$3.11	0.63%

Hypothetical
(5% return per year before expenses)
Class A	$1,000.00	$1,021.20	$3.95	0.78%
Class C	$1,000.00	$1,017.40	$7.74	1.53%
Class I	$1,000.00	$1,021.90	$3.19	0.63%

*

Expenses are equal to the Fund’s annualized expense ratio for the indicated Class, multiplied by the average account value over the period, multiplied by 183/365 (to reflect the one-half year period). The Example assumes that the $1,000 was invested at the net asset value per share determined at the close of business on March 31, 2013.

6

Eaton Vance

Limited Maturity Municipal Income Funds

September 30, 2013

Fund Expenses — continued

Eaton Vance New York Limited Maturity Municipal Income Fund

	Beginning Account Value (4/1/13)	Ending Account Value (9/30/13)	Expenses Paid During Period* (4/1/13 – 9/30/13)	Annualized Expense Ratio

Actual
Class A	$1,000.00	$971.30	$3.76	0.76%
Class B	$1,000.00	$967.60	$7.45	1.51%
Class C	$1,000.00	$967.50	$7.45	1.51%
Class I	$1,000.00	$972.00	$3.02	0.61%

Hypothetical
(5% return per year before expenses)
Class A	$1,000.00	$1,021.30	$3.85	0.76%
Class B	$1,000.00	$1,017.50	$7.64	1.51%
Class C	$1,000.00	$1,017.50	$7.64	1.51%
Class I	$1,000.00	$1,022.00	$3.09	0.61%

*

Expenses are equal to the Fund’s annualized expense ratio for the indicated Class, multiplied by the average account value over the period, multiplied by 183/365 (to reflect the one-half year period). The Example assumes that the $1,000 was invested at the net asset value per share determined at the close of business on March 31, 2013.

Eaton Vance Pennsylvania Limited Maturity Municipal Income Fund

	Beginning Account Value (4/1/13)	Ending Account Value (9/30/13)	Expenses Paid During Period* (4/1/13 – 9/30/13)	Annualized Expense Ratio

Actual
Class A	$1,000.00	$976.60	$4.01	0.81%
Class C	$1,000.00	$972.90	$7.72	1.56%
Class I	$1,000.00	$978.30	$3.27	0.66%

Hypothetical
(5% return per year before expenses)
Class A	$1,000.00	$1,021.00	$4.10	0.81%
Class C	$1,000.00	$1,017.20	$7.89	1.56%
Class I	$1,000.00	$1,021.80	$3.35	0.66%

*

Expenses are equal to the Fund’s annualized expense ratio for the indicated Class, multiplied by the average account value over the period, multiplied by 183/365 (to reflect the one-half year period). The Example assumes that the $1,000 was invested at the net asset value per share determined at the close of business on March 31, 2013.

7

Eaton Vance

Massachusetts Limited Maturity Municipal Income Fund

September 30, 2013

Portfolio of Investments (Unaudited)

Tax-Exempt Investments — 99.6%

Security	Principal Amount (000’s omitted)	Value

Bond Bank — 3.9%
Massachusetts Water Pollution Abatement Trust, 5.00%, 8/1/21	$1,000	$1,199,980
Massachusetts Water Pollution Abatement Trust, 5.00%, 8/1/25	1,000	1,172,300

		$2,372,280

Education — 15.9%
Massachusetts Development Finance Agency, (Massachusetts College of Pharmacy & Allied Health Sciences), 5.00%, 7/1/23	$150	$173,280
Massachusetts Development Finance Agency, (Northeastern University), 5.00%, 10/1/27	500	539,645
Massachusetts Health and Educational Facilities Authority, (Boston College), 5.375%, 6/1/14	270	279,339
Massachusetts Health and Educational Facilities Authority, (College of the Holy Cross), 5.00%, 9/1/20	1,000	1,140,560
Massachusetts Health and Educational Facilities Authority, (Harvard University), 5.50%, 11/15/36	1,055	1,173,899
Massachusetts Health and Educational Facilities Authority, (Massachusetts Institute of Technology), 5.375%, 7/1/17	1,000	1,167,400
Massachusetts Health and Educational Facilities Authority, (Massachusetts Institute of Technology), 5.50%, 7/1/22	1,645	2,061,662
Massachusetts Health and Educational Facilities Authority, (Northeastern University), 5.00%, 10/1/24	500	562,005
Massachusetts Health and Educational Facilities Authority, (Tufts University), 5.00%, 8/15/18	100	116,232
Massachusetts Health and Educational Facilities Authority, (Tufts University), 5.25%, 8/15/19	200	231,262
Massachusetts Health and Educational Facilities Authority, (Tufts University), 5.25%, 8/15/20	150	172,923
Massachusetts Health and Educational Facilities Authority, (Tufts University), 5.50%, 8/15/15	750	820,380
University of Massachusetts Building Authority, 5.00%, 5/1/20	1,000	1,154,960

		$9,593,547

Electric Utilities — 2.5%
Puerto Rico Electric Power Authority, 5.25%, 7/1/27	$2,000	$1,512,380

		$1,512,380

Escrowed / Prerefunded — 9.6%
Massachusetts Development Finance Agency, (Dominion Energy Brayton), Prerefunded to 5/1/19, 5.75% to 5/1/19 (Put Date), 12/1/42	$1,000	$1,218,070
Massachusetts State Federal Highway Grant Anticipation Notes, Escrowed to Maturity, 0.00%, 6/15/15	2,000	1,981,340
Massachusetts Turnpike Authority, Escrowed to Maturity, 5.00%, 1/1/20	2,100	2,373,903

Security	Principal Amount (000’s omitted)	Value

Escrowed / Prerefunded (continued)
Massachusetts Water Pollution Abatement Trust, Escrowed to Maturity, 5.25%, 8/1/14	$245	$255,373

		$5,828,686

General Obligations — 24.5%
Andover, 4.00%, 1/15/23	$1,025	$1,148,656
Brookline, 4.00%, 5/15/22	1,195	1,343,240
Burlington, 5.00%, 2/1/15	500	531,365
Burlington, 5.00%, 2/1/16	500	551,400
Commonwealth of Massachusetts, 4.00%, 10/1/28	815	835,212
Duxbury, 4.00%, 9/1/22	1,000	1,115,280
Manchester Essex Regional School District, 5.00%, 1/15/20	1,000	1,128,180
Medfield, 4.00%, 3/15/22	625	693,950
Melrose, 2.00%, 11/1/22	315	292,207
Melrose, 3.00%, 11/1/20	380	397,115
Southborough, 3.00%, 6/1/21	1,060	1,115,470
Wellesley, 5.00%, 6/1/16	1,100	1,229,569
Wellesley, 5.00%, 6/1/17	1,150	1,323,684
Westwood, 3.00%, 6/1/21	1,320	1,372,047
Weymouth, 4.00%, 9/15/23	660	723,037
Wilmington, 4.00%, 3/15/28	1,000	1,019,420

		$14,819,832

Hospital — 9.4%
Massachusetts Development Finance Agency, (Berkshire Health System), 5.00%, 10/1/24	$250	$269,460
Massachusetts Development Finance Agency, (Tufts Medical Center), 5.50%, 1/1/22	500	551,245
Massachusetts Health and Educational Facilities Authority, (Baystate Medical Center), 5.00% to 7/1/15 (Put Date), 7/1/39	500	527,340
Massachusetts Health and Educational Facilities Authority, (Dana-Farber Cancer Institute), 5.25%, 12/1/24	1,000	1,113,650
Massachusetts Health and Educational Facilities Authority, (Jordan Hospital), 6.75%, 10/1/33	545	545,283
Massachusetts Health and Educational Facilities Authority, (Lowell General Hospital), 4.75%, 7/1/25	710	719,159
Massachusetts Health and Educational Facilities Authority, (Partners Healthcare System), 5.00%, 7/1/18	750	844,703
Massachusetts Health and Educational Facilities Authority, (Partners Healthcare System), 5.00%, 7/1/22	1,000	1,108,270

		$5,679,110

8	See Notes to Financial Statements.

Eaton Vance

Massachusetts Limited Maturity Municipal Income Fund

September 30, 2013

Portfolio of Investments (Unaudited) — continued

Security	Principal Amount (000’s omitted)	Value

Industrial Development Revenue — 1.6%
Massachusetts Development Finance Agency, (Covanta Energy), (AMT), 4.875%, 11/1/27	$500	$434,085
Massachusetts Development Finance Agency, (Waste Management, Inc.), (AMT), 2.125% to 12/1/15 (Put Date), 12/1/29	500	503,010

		$937,095

Insured – Education — 1.7%
University of Massachusetts Building Authority, (AMBAC), 5.25%, 11/1/13	$1,000	$1,004,390

		$1,004,390

Insured – Escrowed / Prerefunded — 1.2%
Massachusetts Turnpike Authority, (FGIC), Escrowed to Maturity, 5.125%, 1/1/23	$635	$755,440

		$755,440

Insured – General Obligations — 6.0%
Boston, (NPFG), 0.125%, 3/1/22	$3,105	$2,414,417
Massachusetts, (NPFG), 5.25%, 8/1/22	1,000	1,212,890

		$3,627,307

Insured – Hospital — 2.8%
Massachusetts Health and Educational Facilities Authority, (Cape Cod Healthcare), (AGC), 5.00%, 11/15/21	$500	$551,445
Massachusetts Health and Educational Facilities Authority, (Caregroup Healthcare System), (NPFG), 5.25%, 7/1/21	1,000	1,114,560

		$1,666,005

Insured – Special Tax Revenue — 4.2%
Massachusetts, Special Obligation, (AGM), 5.50%, 6/1/21	$1,600	$1,953,904
Massachusetts, Special Obligation, Dedicated Tax Revenue, (NPFG), 5.50%, 1/1/29	500	572,020

		$2,525,924

Insured – Transportation — 0.9%
Massachusetts Turnpike Authority, Metropolitan Highway System, (NPFG), 0.00%, 1/1/22	$710	$541,056

		$541,056

Insured – Water and Sewer — 2.0%
Massachusetts Water Resources Authority, (AGM), 5.50%, 8/1/22	$1,000	$1,230,860

		$1,230,860

Security	Principal Amount (000’s omitted)	Value

Other Revenue — 2.8%
Massachusetts Health and Educational Facilities Authority, (Isabella Stewart Gardner Museum), 5.00%, 5/1/23	$1,000	$1,112,300
Massachusetts Health and Educational Facilities Authority, (Woods Hole Oceanographic), 5.25%, 6/1/18	500	585,525

		$1,697,825

Senior Living / Life Care — 1.8%
Massachusetts Development Finance Agency, (Berkshire Retirement), 5.60%, 7/1/19	$400	$400,556
Massachusetts Development Finance Agency, (Carleton-Willard Village), 5.25%, 12/1/25	275	285,936
Massachusetts Development Finance Agency, (North Hill Communities), 4.00%, 11/15/17	115	113,833
Massachusetts Development Finance Agency, (North Hill Communities), 4.50%, 11/15/18	120	118,637
Massachusetts Development Finance Agency, (Volunteers of America), 5.00%, 11/1/17	180	181,114

		$1,100,076

Special Tax Revenue — 5.2%
Massachusetts, Special Obligation, 5.00%, 6/1/14	$500	$516,075
Massachusetts Bay Transportation Authority, 5.25%, 7/1/26	1,280	1,507,354
Massachusetts Bay Transportation Authority, Sales Tax, 5.25%, 7/1/16	1,000	1,127,050

		$3,150,479

Transportation — 2.8%
Massachusetts Department of Transportation, (Metropolitan Highway System Revenue), 5.00%, 1/1/20	$500	$575,675
Massachusetts Port Authority, 5.00%, 7/1/26	1,000	1,121,820

		$1,697,495

Water and Sewer — 0.8%
Boston Water and Sewer Commission, 4.00%, 11/1/25	$450	$479,088

		$479,088

Total Tax-Exempt Investments — 99.6% (identified cost $57,239,584)		$60,218,875

Other Assets, Less Liabilities — 0.4%		$215,094

Net Assets — 100.0%		$60,433,969

The percentage shown for each investment category in the Portfolio of Investments is based on net assets.

9	See Notes to Financial Statements.

Eaton Vance

Massachusetts Limited Maturity Municipal Income Fund

September 30, 2013

Portfolio of Investments (Unaudited) — continued

AGC	–	Assured Guaranty Corp.
AGM	–	Assured Guaranty Municipal Corp.
AMBAC	–	AMBAC Financial Group, Inc.
AMT	–	Interest earned from these securities may be considered a tax preference item for purposes of the Federal Alternative Minimum Tax.
FGIC	–	Financial Guaranty Insurance Company
NPFG	–	National Public Finance Guaranty Corp.

The Fund invests primarily in debt securities issued by Massachusetts municipalities. The ability of the issuers of the debt securities to meet their obligations may be affected by economic developments in a specific industry or municipality. In order to reduce the risk associated with such economic developments, at September 30, 2013, 18.8% of total investments are backed by bond insurance of various financial institutions and financial guaranty assurance agencies. The aggregate percentage insured by an individual financial institution or financial guaranty assurance agency ranged from 0.9% to 9.7% of total investments.

10	See Notes to Financial Statements.

Eaton Vance

New York Limited Maturity Municipal Income Fund

September 30, 2013

Portfolio of Investments (Unaudited)

Tax-Exempt Investments — 98.3%
Security	Principal Amount (000’s omitted)	Value

Bond Bank — 1.3%
New York Environmental Facilities Corp., Clean Water and Drinking Water, (Municipal Water Finance), 5.00%, 6/15/20	$1,000	$1,106,340

		$1,106,340

Cogeneration — 0.7%
Suffolk County Industrial Development Agency, (Nissequogue Cogeneration Partners Facility), (AMT), 5.50%, 1/1/23	$600	$565,062

		$565,062

Education — 7.8%
Hempstead Local Development Corp., (Hofstra University Project), 5.00%, 7/1/23	$200	$227,436
New York Dormitory Authority, (Cornell University), 5.00%, 7/1/23	1,500	1,726,620
New York Dormitory Authority, (Culinary Institute of America), 5.00%, 7/1/23	350	383,803
New York Dormitory Authority, (Hamilton College), 5.00%, 7/1/21	455	541,782
New York Dormitory Authority, (State University Educational Facilities), 5.00%, 7/1/20	1,500	1,716,435
New York Dormitory Authority, (State University Educational Facilities), 5.25%, 5/15/15	600	627,174
New York Dormitory Authority, (Third Generation Resolution), 5.00%, 5/15/26	500	559,225
Oneida County Local Development Corp., (Hamilton College Project), 5.00%, 7/1/25	180	204,451
Troy Industrial Development Authority, (Rensselaer Polytechnic Institute), 5.50%, 9/1/15	625	627,713

		$6,614,639

Electric Utilities — 2.2%
Puerto Rico Electric Power Authority, 5.25%, 7/1/27	$2,500	$1,890,475

		$1,890,475

Escrowed / Prerefunded — 2.9%
Triborough Bridge and Tunnel Authority, Escrowed to Maturity, 5.00%, 1/1/20	$1,170	$1,380,963
Triborough Bridge and Tunnel Authority, Prerefunded to 1/1/16, 5.375%, 1/1/19	1,000	1,106,800

		$2,487,763

General Obligations — 9.7%
Haverstraw-Stony Point Central School District, 4.50%, 5/1/26	$1,010	$1,092,648
Livingston County, 4.50%, 5/1/23	500	563,530
New Rochelle, 5.00%, 3/15/24	1,500	1,716,945

Security	Principal Amount (000’s omitted)	Value

General Obligations (continued)
New York, 4.00%, 3/1/23	$2,000	$2,212,100
New York City, 5.00%, 8/1/24	1,600	1,805,440
Pittsford Central School District, 4.00%, 12/15/25	750	804,555

		$8,195,218

Health Care-Miscellaneous — 0.1%
Suffolk County Industrial Development Agency, (Alliance of Long Island Agencies), 7.50%, 9/1/15	$100	$101,013

		$101,013

Hospital — 7.4%
Monroe County Industrial Development Corp., (Rochester General Hospital), 4.00%, 12/1/22	$820	$851,939
Nassau County Local Economic Assistance & Financing Corp., (Catholic Health Service of Long Island), 5.00%, 7/1/22	1,000	1,117,590
New York Dormitory Authority, (NYU Hospital Center), 5.00%, 7/1/20	740	850,556
New York Dormitory Authority, (NYU Hospital Center), 5.25%, 7/1/24	320	340,387
New York Health and Hospital Corp., 5.50%, 2/15/19	1,000	1,137,730
Onondaga Civic Development Corp., (St. Joseph’s Hospital Health Center), 5.00%, 7/1/17	750	772,162
Saratoga County Industrial Development Agency, (Saratoga Hospital), 5.00%, 12/1/17	1,130	1,218,321

		$6,288,685

Housing — 2.2%
New York Housing Finance Agency, (Affordable Housing), (AMT), 5.05%, 11/1/22	$1,000	$1,034,090
New York Mortgage Agency, (AMT), 4.95%, 10/1/21	795	808,730

		$1,842,820

Industrial Development Revenue — 2.3%
New York Liberty Development Corp., (Goldman Sachs Group, Inc.), 5.50%, 10/1/37	$775	$845,982
Niagara Area Development Corp., (Covanta Energy), 4.00%, 11/1/24	550	496,194
Westchester County Local Development Corp., (Kendal Hudson), 3.00%, 1/1/20	625	614,987

		$1,957,163

Insured – Education — 11.9%
New York Dormitory Authority, (Canisius College), (NPFG), 5.00%, 7/1/16	$1,000	$1,049,890

11	See Notes to Financial Statements.

Eaton Vance

New York Limited Maturity Municipal Income Fund

September 30, 2013

Portfolio of Investments (Unaudited) — continued

Security	Principal Amount (000’s omitted)	Value

Insured – Education (continued)
New York Dormitory Authority, (City University), (AMBAC), 5.625%, 7/1/16	$990	$1,061,815
New York Dormitory Authority, (Educational Housing Services), (AMBAC), 5.25%, 7/1/20	1,420	1,594,560
New York Dormitory Authority, (New York University), (AMBAC), 5.50%, 7/1/19	1,000	1,195,910
New York Dormitory Authority, (Rochester Institute of Technology), (AMBAC), 5.25%, 7/1/21	1,085	1,273,638
New York Dormitory Authority, (St. John’s University), (NPFG), 5.25%, 7/1/21	1,455	1,702,423
New York Dormitory Authority, (State University Educational Facilities), (AGM), 5.75%, 5/15/17	1,000	1,164,030
New York Dormitory Authority, (Student Housing), (NPFG), 5.25%, 7/1/15	1,000	1,030,280

		$10,072,546

Insured – Electric Utilities — 1.9%
Long Island Power Authority, Electric Systems Revenue, (AGM), 0.00%, 6/1/15	$500	$494,205
Long Island Power Authority, Electric Systems Revenue, (NPFG), 5.00%, 12/1/22	1,000	1,091,020

		$1,585,225

Insured – Escrowed / Prerefunded — 0.3%
Niagara County Industrial Development Agency, (Niagara University), (AMBAC), Escrowed to Maturity, 5.25%, 10/1/18	$250	$278,113

		$278,113

Insured – General Obligations — 1.6%
Mount Vernon School District, (AGM), 4.50%, 8/15/23	$500	$538,060
Mount Vernon School District, (AGM), 5.00%, 8/15/24	735	827,507

		$1,365,567

Insured – Hospital — 2.2%
New York Dormitory Authority, (Memorial Sloan Kettering Cancer Center), (NPFG), 5.50%, 7/1/17	$1,600	$1,851,408

		$1,851,408

Insured – Lease Revenue / Certificates of Participation — 1.4%
New York Dormitory Authority, (Master BOCES Program-Oneida Herkimer Madison), (AGM), 5.25%, 8/15/20	$1,000	$1,140,820

		$1,140,820

Security	Principal Amount (000’s omitted)	Value

Insured – Special Tax Revenue — 7.5%
New York Thruway Authority, Miscellaneous Tax Revenue, (AMBAC), 5.50%, 4/1/20	$2,235	$2,695,410
New York Urban Development Corp., (Personal Income Tax), (AMBAC), 5.50%, 3/15/19	2,000	2,397,320
Puerto Rico Infrastructure Financing Authority, (FGIC), 5.50%, 7/1/19	1,500	1,261,470

		$6,354,200

Insured – Transportation — 6.6%
Metropolitan Transportation Authority, (AMBAC), 5.50%, 11/15/18	$1,000	$1,171,340
Metropolitan Transportation Authority, (NPFG), 5.50%, 11/15/13	1,000	1,006,680
Monroe County Airport Authority, (NPFG), (AMT), 5.875%, 1/1/17	1,000	1,101,470
Triborough Bridge and Tunnel Authority, (NPFG), 5.50%, 11/15/18	1,920	2,290,560

		$5,570,050

Lease Revenue / Certificates of Participation — 0.7%
New York Urban Development Corp., 5.00%, 1/1/18	$500	$572,050

		$572,050

Other Revenue — 5.7%
Brooklyn Arena Local Development Corp., (Brooklyn Center), 5.75%, 7/15/16	$750	$825,960
New York City Transitional Finance Authority, (Building Aid), 5.25%, 1/15/27	1,000	1,126,430
New York City Transitional Finance Authority, (Building Aid), 6.00%, 7/15/33	540	605,707
New York City Trust for Cultural Resources, (Museum of Modern Art), 5.00%, 4/1/26	2,030	2,255,554

		$4,813,651

Senior Living / Life Care — 2.1%
Mt. Vernon Industrial Development Agency, (Wartburg Senior Housing, Inc.), 6.15%, 6/1/19	$255	$255,135
New York Dormitory Authority, (Miriam Osborn Memorial Home Association), 5.00%, 7/1/24	750	800,265
Tompkins County Development Corp., (Kendal at Ithaca, Inc.), 3.25%, 7/1/22	750	732,075

		$1,787,475

Solid Waste — 2.7%
Babylon Industrial Development Agency, (Covanta Energy Corp.), 5.00%, 1/1/19	$2,000	$2,253,020

		$2,253,020

12	See Notes to Financial Statements.

Eaton Vance

New York Limited Maturity Municipal Income Fund

September 30, 2013

Portfolio of Investments (Unaudited) — continued

Security	Principal Amount (000’s omitted)	Value

Special Tax Revenue — 6.4%
New York City Transitional Finance Authority, (Future Tax), 5.00%, 5/1/24	$1,900	$2,175,595
New York Local Government Assistance Corp., 5.25%, 4/1/16	3,000	3,275,400

		$5,450,995

Transportation — 6.0%
Metropolitan Transportation Authority, 5.00%, 11/15/21	$1,000	$1,132,150
New York Bridge Authority, 5.00%, 1/1/25	530	601,979
New York Bridge Authority, 5.00%, 1/1/26	1,000	1,123,430
Port Authority of New York and New Jersey, 4.00%, 12/1/23	1,000	1,078,110
Port Authority of New York and New Jersey, (AMT), 5.25%, 9/15/23	1,000	1,105,760

		$5,041,429

Water and Sewer — 4.7%
Erie County Water Authority, 5.00%, 12/1/18	$1,000	$1,169,230
New York City Municipal Water Finance Authority, 5.00%, 6/15/21	2,430	2,761,914

		$3,931,144

Total Tax-Exempt Investments — 98.3% (identified cost $79,223,811)		$83,116,871

Miscellaneous — 0.6%

Security	Units	Value

Real Estate — 0.6%
CMS Liquidating Trust(1)(2)(3)	150	$480,000

Total Miscellaneous — 0.6% (identified cost $480,000)		$480,000

Total Investments — 98.9% (identified cost $79,703,811)		$83,596,871

Other Assets, Less Liabilities — 1.1%		$942,705

Net Assets — 100.0%		$84,539,576

The percentage shown for each investment category in the Portfolio of Investments is based on net assets.

AGM	–	Assured Guaranty Municipal Corp.
AMBAC	–	AMBAC Financial Group, Inc.
AMT	–	Interest earned from these securities may be considered a tax preference item for purposes of the Federal Alternative Minimum Tax.
FGIC	–	Financial Guaranty Insurance Company
NPFG	–	National Public Finance Guaranty Corp.

The Fund invests primarily in debt securities issued by New York municipalities. The ability of the issuers of the debt securities to meet their obligations may be affected by economic developments in a specific industry or municipality. In order to reduce the risk associated with such economic developments, at September 30, 2013, 33.8% of total investments are backed by bond insurance of various financial institutions and financial guaranty assurance agencies. The aggregate percentage insured by an individual financial institution or financial guaranty assurance agency ranged from 1.5% to 14.0% of total investments.

(1)

Security exempt from registration pursuant to Rule 144A under the Securities Act of 1933. These securities may be sold in certain transactions (normally to qualified institutional buyers) and remain exempt from registration. At September 30, 2013, the aggregate value of these securities is $480,000 or 0.6% of the Fund’s net assets.

(2)	Non-income producing.

(3)	For fair value measurement disclosure purposes, security is categorized as Level 3 (see Note 11).

13	See Notes to Financial Statements.

Eaton Vance

Pennsylvania Limited Maturity Municipal Income Fund

September 30, 2013

Portfolio of Investments (Unaudited)

Tax-Exempt Investments — 99.5%

Security	Principal Amount (000’s omitted)	Value

Cogeneration — 0.3%
Pennsylvania Economic Development Financing Authority, (Colver), (AMT), 5.125%, 12/1/15	$150	$147,686

		$147,686

Education — 15.9%
Allegheny County Higher Education Building Authority, (Duquesne University), 5.00%, 3/1/22	$700	$807,541
Allegheny County Higher Education Building Authority, (Duquesne University), 5.00%, 3/1/25	100	111,865
Cumberland County Municipal Authority, (Dickinson College), 5.00%, 11/1/25	420	460,089
Pennsylvania Higher Educational Facilities Authority, (Carnegie Mellon University), 5.00%, 8/1/19	750	867,615
Pennsylvania Higher Educational Facilities Authority, (University of Pennsylvania), 5.00%, 7/15/21	1,040	1,119,893
Pennsylvania Higher Educational Facilities Authority, (University of Pennsylvania), 5.00%, 9/1/27	1,000	1,103,510
Pennsylvania State University, 5.00%, 3/1/24	1,000	1,121,430
Union County Higher Educational Facilities Financing Authority, (Bucknell University), 4.00%, 4/1/26	460	477,995
Union County Higher Educational Facilities Financing Authority, (Bucknell University), 5.00%, 4/1/27	300	334,134
Union County Higher Educational Facilities Financing Authority, (Bucknell University), 5.00%, 4/1/28	530	585,979
University of Pittsburgh, 5.50%, 9/15/23	750	870,652
Washington County Industrial Development Authority, (Washington & Jefferson College), 5.00%, 11/1/23	1,000	1,096,030

		$8,956,733

Electric Utilities — 1.7%
Puerto Rico Electric Power Authority, 5.00%, 7/1/17	$1,000	$938,510

		$938,510

General Obligations — 11.4%
Bucks County, 5.125%, 5/1/21	$500	$581,885
Chester County, 5.00%, 7/15/28	1,530	1,667,715
Daniel Boone Area School District, 5.00%, 8/15/19	1,000	1,138,210
Millcreek Township School District, 5.00%, 9/15/25	500	550,890
Mount Lebanon School District, 5.00%, 2/15/28	1,280	1,413,453
Pittsburgh, 5.00%, 9/1/26	1,000	1,090,030

		$6,442,183

Security	Principal Amount (000’s omitted)	Value

Hospital — 11.1%
Allegheny County Hospital Development Authority, (University of Pittsburgh Medical Center), 5.00%, 6/15/18	$500	$574,570
Allegheny County Hospital Development Authority, (University of Pittsburgh Medical Center), 5.00%, 9/1/18	500	577,290
Dauphin County General Authority Health System, (Pinnacle Health System), 4.00%, 6/1/27	750	716,175
Dauphin County General Authority Health System, (Pinnacle Health System), 5.75%, 6/1/20	500	566,805
Lancaster County Hospital Authority, (Lancaster General Hospital), 5.00%, 3/15/22	635	696,080
Lebanon County Health Facility Authority, (Good Samaritan Hospital), 5.50%, 11/15/18	200	200,004
Lycoming County Authority, (Susquehanna Health System), 5.10%, 7/1/20	750	822,855
Monroe County Hospital Authority, (Pocono Medical Center), 5.00%, 1/1/17	1,000	1,107,160
Philadelphia Hospitals and Higher Education Facilities Authority, 5.00%, 7/1/32	925	963,841

		$6,224,780

Housing — 3.3%
Allegheny County Residential Finance Authority, SFMR, (AMT), 4.80%, 11/1/22	$1,335	$1,368,081
Pennsylvania Housing Finance Agency, SFMR, (AMT), 4.75%, 10/1/25	500	514,990

		$1,883,071

Industrial Development Revenue — 2.4%
Pennsylvania Economic Development Financing Authority, (Aqua Pennsylvania, Inc.), (AMT), 6.75%, 10/1/18	$500	$605,435
Pennsylvania Economic Development Financing Authority, (Waste Management, Inc.), 1.75% to 12/1/15 (Put Date), 12/1/33	750	747,458

		$1,352,893

Insured – Cogeneration — 2.3%
Pennsylvania Economic Development Financing Authority, (Colver), (AMBAC), (AMT), 4.625%, 12/1/18	$1,300	$1,284,933

		$1,284,933

Insured – Education — 5.3%
Delaware County, (Villanova University), (AMBAC), 5.00%, 8/1/20	$1,500	$1,655,715
Pennsylvania Higher Educational Facilities Authority, (Thomas Jefferson University), (AMBAC), 5.25%, 9/1/19	500	576,690
Pennsylvania Higher Educational Facilities Authority, (University of the Sciences in Philadelphia), (AGC), 5.00%, 11/1/24	700	753,459

		$2,985,864

14	See Notes to Financial Statements.

Eaton Vance

Pennsylvania Limited Maturity Municipal Income Fund

September 30, 2013

Portfolio of Investments (Unaudited) — continued

Security	Principal Amount (000’s omitted)	Value

Insured – Escrowed / Prerefunded — 3.0%
Pittsburgh School District, (AGM), Prerefunded to 9/1/20, 5.00%, 9/1/22	$15	$17,978
Westmoreland Municipal Authority, (FGIC), Escrowed to Maturity, 0.00%, 8/15/19	1,900	1,692,292

		$1,710,270

Insured – General Obligations — 13.7%
Bethlehem Area School District, (AGM), 5.25%, 1/15/25	$1,250	$1,361,113
Cornwall Lebanon School District, (AGM), 0.00%, 3/15/16	1,020	992,307
Delaware Valley Regional Finance Authority, (AMBAC), 5.50%, 8/1/18	750	842,295
Pennsylvania, (NPFG), 5.375%, 7/1/19	1,000	1,200,610
Philadelphia School District, (AGM), 5.50%, 6/1/21	1,000	1,179,500
Pittsburgh School District, (AGM), 5.00%, 9/1/22	985	1,102,451
Pocono Mountain School District, (AGM), 5.00%, 9/1/28	1,000	1,023,280

		$7,701,556

Insured – Hospital — 1.5%
Allegheny County Hospital Development Authority, (UPMC Health System), (NPFG), 6.00%, 7/1/24	$250	$301,353
Washington County Hospital Authority, (Washington Hospital), (AMBAC), 5.375%, 7/1/14	500	518,075

		$819,428

Insured – Lease Revenue / Certificates of Participation — 1.8%
Philadelphia Authority for Industrial Development Revenue, (NPFG), 5.00%, 12/1/22	$1,000	$1,037,880

		$1,037,880

Insured – Special Tax Revenue — 2.1%
Pennsylvania Turnpike Commission, Registration Fee Revenue, (AGM), 5.25%, 7/15/22(1)	$1,000	$1,160,030

		$1,160,030

Insured – Transportation — 0.4%
Puerto Rico Highway and Transportation Authority, (AMBAC), 0.00%, 7/1/17	$300	$231,063

		$231,063

Insured – Water and Sewer — 6.1%
Allegheny County Sanitation Authority, (AGM), 5.00%, 6/1/24	$500	$552,175
Allegheny County Sanitation Authority, (BHAC), (NPFG), 5.00%, 12/1/22	500	542,960
Altoona City Authority, Water Revenue, (AGM), 5.25%, 11/1/19	2,000	2,309,860

		$3,404,995

Security	Principal Amount (000’s omitted)	Value

Other Revenue — 4.7%
Philadelphia Redevelopment Authority, (Transformation Initiative), 5.00%, 4/15/24	$750	$816,645
Southeastern Pennsylvania Transportation Authority, Federal Grant Receipts, 5.00%, 6/1/27	1,705	1,834,256

		$2,650,901

Senior Living / Life Care — 0.4%
Cliff House Trust, (AMT), 6.625%, 6/1/27(2)	$390	$203,252

		$203,252

Special Tax Revenue — 3.3%
Allegheny County Port Authority, 5.00%, 3/1/25	$555	$603,696
Pennsylvania Intergovernmental Cooperative Authority, (Philadelphia Funding Program), 5.00%, 6/15/23	750	832,282
Pennsylvania Turnpike Commission, Oil Franchise Tax, 5.00%, 12/1/25(3)	400	443,716

		$1,879,694

Transportation — 7.5%
Allegheny County Airport Authority, (Pittsburgh International Airport), (AMT), 5.00%, 1/1/26	$840	$887,006
Allegheny County Airport Authority, (Pittsburgh International Airport), (AMT), 5.00%, 1/1/28	520	537,363
Delaware River Port Authority, 5.00%, 1/1/27	1,105	1,187,665
Pennsylvania Turnpike Commission, 5.00%, 12/1/22	500	548,825
Philadelphia, Airport Revenue, (AMT), 5.00%, 6/15/23	1,000	1,076,400

		$4,237,259

Water and Sewer — 1.3%
Westmoreland County Municipal Authority, 4.00%, 8/15/25	$695	$706,071

		$706,071

Total Tax-Exempt Investments — 99.5% (identified cost $53,760,384)		$55,959,052

Other Assets, Less Liabilities — 0.5%		$299,515

Net Assets — 100.0%		$56,258,567

The percentage shown for each investment category in the Portfolio of Investments is based on net assets.

15	See Notes to Financial Statements.

Eaton Vance

Pennsylvania Limited Maturity Municipal Income Fund

September 30, 2013

Portfolio of Investments (Unaudited) — continued

AGC	–	Assured Guaranty Corp.
AGM	–	Assured Guaranty Municipal Corp.
AMBAC	–	AMBAC Financial Group, Inc.
AMT	–	Interest earned from these securities may be considered a tax preference item for purposes of the Federal Alternative Minimum Tax.
BHAC	–	Berkshire Hathaway Assurance Corp.
FGIC	–	Financial Guaranty Insurance Company
NPFG	–	National Public Finance Guaranty Corp.
SFMR	–	Single Family Mortgage Revenue

The Fund invests primarily in debt securities issued by Pennsylvania municipalities. The ability of the issuers of the debt securities to meet their obligations may be affected by economic developments in a specific industry or municipality. In order to reduce the risk associated with such economic developments, at September 30, 2013, 36.3% of total investments are backed by bond insurance of various financial institutions and financial guaranty assurance agencies. The aggregate percentage insured by an individual financial institution or financial guaranty assurance agency ranged from 1.0% to 17.3% of total investments.

(1)	Security (or a portion thereof) has been segregated to cover payable for when-issued securities.

(2)	Security is in default and making only partial interest payments.

(3)	When-issued security.

16	See Notes to Financial Statements.

Eaton Vance

Limited Maturity Municipal Income Funds

September 30, 2013

Statements of Assets and Liabilities (Unaudited)

	September 30, 2013
Assets	Massachusetts Limited Fund	New York Limited Fund	Pennsylvania Limited Fund
Investments —
Identified cost	$57,239,584	$79,703,811	$53,760,384
Unrealized appreciation	2,979,291	3,893,060	2,198,668
Investments, at value	$60,218,875	$83,596,871	$55,959,052
Cash	$73,674	$27,249	$30,585
Restricted cash*	60,000	46,000	141,000
Interest receivable	667,317	1,089,703	611,073
Receivable for investments sold	—	487,937	—
Receivable for Fund shares sold	31	—	270,049
Receivable for variation margin on open financial futures contracts	766	344	469
Total assets	$61,020,663	$85,248,104	$57,012,228

Liabilities
Demand note payable	$300,000	$300,000	$100,000
Payable for when-issued securities	—	—	434,168
Payable for Fund shares redeemed	145,668	208,453	78,972
Distributions payable	69,860	100,400	65,219
Payable to affiliates:
Investment adviser fee	20,679	29,386	19,426
Distribution and service fees	12,947	26,658	17,887
Accrued expenses	37,540	43,631	37,989
Total liabilities	$586,694	$708,528	$753,661
Net Assets	$60,433,969	$84,539,576	$56,258,567

Sources of Net Assets
Paid-in capital	$60,990,487	$87,577,997	$56,940,874
Accumulated net realized loss	(3,490,712)	(6,842,649)	(2,675,680)
Accumulated distributions in excess of net investment income	(6,973)	(57,834)	(82,373)
Net unrealized appreciation	2,941,167	3,862,062	2,075,746
Net Assets	$60,433,969	$84,539,576	$56,258,567

Class A Shares
Net Assets	$38,363,071	$52,759,763	$36,108,833
Shares Outstanding	3,907,230	5,298,067	3,654,986
Net Asset Value and Redemption Price Per Share
(net assets ÷ shares of beneficial interest outstanding)	$9.82	$9.96	$9.88
Maximum Offering Price Per Share
(100 ÷ 97.75 of net asset value per share)	$10.05	$10.19	$10.11

Class B Shares
Net Assets	$—	$517,630	$—
Shares Outstanding	—	52,021	—
Net Asset Value and Offering Price Per Share**
(net assets ÷ shares of beneficial interest outstanding)	$—	$9.95	$—

Class C Shares
Net Assets	$11,188,667	$26,595,475	$18,220,758
Shares Outstanding	1,189,731	2,808,865	1,944,634
Net Asset Value and Offering Price Per Share**
(net assets ÷ shares of beneficial interest outstanding)	$9.40	$9.47	$9.37

Class I Shares
Net Assets	$10,882,231	$4,666,708	$1,928,976
Shares Outstanding	1,108,452	468,600	195,323
Net Asset Value, Offering Price and Redemption Price Per Share
(net assets ÷ shares of beneficial interest outstanding)	$9.82	$9.96	$9.88

On sales of $100,000 or more, the offering price of Class A shares is reduced.

*	Represents restricted cash on deposit at the broker for open financial futures contracts.

**	Redemption price per share is equal to the net asset value less any applicable contingent deferred sales charge.

17	See Notes to Financial Statements.

Eaton Vance

Limited Maturity Municipal Income Funds

September 30, 2013

Statements of Operations (Unaudited)

	Six Months Ended September 30, 2013
Investment Income	Massachusetts Limited Fund	New York Limited Fund	Pennsylvania Limited Fund
Interest	$1,167,497	$1,719,486	$1,143,080
Total investment income	$1,167,497	$1,719,486	$1,143,080

Expenses
Investment adviser fee	$131,048	$188,242	$124,216
Distribution and service fees
Class A	30,748	42,895	29,075
Class B	—	3,444	—
Class C	53,856	124,494	87,562
Trustees’ fees and expenses	1,520	2,042	1,441
Custodian fee	21,589	27,151	20,984
Transfer and dividend disbursing agent fees	11,230	17,148	13,347
Legal and accounting services	20,908	22,933	22,365
Printing and postage	4,697	7,110	5,848
Registration fees	1,774	2,037	32
Miscellaneous	8,635	10,132	8,626
Total expenses	$286,005	$447,628	$313,496
Deduct —
Reduction of custodian fee	$139	$168	$207
Total expense reductions	$139	$168	$207

Net expenses	$285,866	$447,460	$313,289

Net investment income	$881,631	$1,272,026	$829,791

Realized and Unrealized Gain (Loss)
Net realized gain (loss) —
Investment transactions	$(239,649)	$(455,545)	$(102,396)
Financial futures contracts	119,081	140,794	391,910
Net realized gain (loss)	$(120,568)	$(314,751)	$289,514
Change in unrealized appreciation (depreciation) —
Investments	$(2,817,752)	$(3,782,013)	$(2,615,171)
Financial futures contracts	(24,801)	(13,589)	(26,724)
Net change in unrealized appreciation (depreciation)	$(2,842,553)	$(3,795,602)	$(2,641,895)

Net realized and unrealized loss	$(2,963,121)	$(4,110,353)	$(2,352,381)

Net decrease in net assets from operations	$(2,081,490)	$(2,838,327)	$(1,522,590)

18	See Notes to Financial Statements.

Eaton Vance

Limited Maturity Municipal Income Funds

September 30, 2013

Statements of Changes in Net Assets

	Six Months Ended September 30, 2013 (Unaudited)
Increase (Decrease) in Net Assets	Massachusetts Limited Fund	New York Limited Fund	Pennsylvania Limited Fund
From operations —
Net investment income	$881,631	$1,272,026	$829,791
Net realized gain (loss) from investment transactions and financial futures contracts	(120,568)	(314,751)	289,514
Net change in unrealized appreciation (depreciation) from investments and financial futures contracts	(2,842,553)	(3,795,602)	(2,641,895)
Net decrease in net assets from operations	$(2,081,490)	$(2,838,327)	$(1,522,590)
Distributions to shareholders —
From net investment income
Class A	$(583,856)	$(857,924)	$(578,895)
Class B	—	(8,587)	—
Class C	(125,281)	(311,391)	(217,561)
Class I	(167,637)	(87,932)	(28,711)
Total distributions to shareholders	$(876,774)	$(1,265,834)	$(825,167)
Transactions in shares of beneficial interest —
Proceeds from sale of shares
Class A	$2,129,709	$3,273,152	$1,742,981
Class B	—	1,797	—
Class C	746,755	2,634,346	1,083,951
Class I	3,160,627	2,245,574	313,034
Net asset value of shares issued to shareholders in payment of distributions declared
Class A	509,871	785,256	518,121
Class B	—	5,703	—
Class C	96,454	259,021	156,758
Class I	18,696	75,225	27,328
Cost of shares redeemed
Class A	(4,586,061)	(7,953,817)	(5,179,031)
Class B	—	(184,057)	—
Class C	(1,946,267)	(3,196,280)	(2,587,576)
Class I	(2,377,656)	(5,072,569)	(138,882)
Net asset value of shares exchanged
Class A	—	108,392	—
Class B	—	(108,392)	—
Net decrease in net assets from Fund share transactions	$(2,247,872)	$(7,126,649)	$(4,063,316)

Net decrease in net assets	$(5,206,136)	$(11,230,810)	$(6,411,073)

Net Assets
At beginning of period	$65,640,105	$95,770,386	$62,669,640
At end of period	$60,433,969	$84,539,576	$56,258,567

Accumulated distributions in excess of net investment income included in net assets
At end of period	$(6,973)	$(57,834)	$(82,373)

19	See Notes to Financial Statements.

Eaton Vance

Limited Maturity Municipal Income Funds

September 30, 2013

Statements of Changes in Net Assets — continued

	Year Ended March 31, 2013
Increase (Decrease) in Net Assets	Massachusetts Limited Fund	New York Limited Fund	Pennsylvania Limited Fund
From operations —
Net investment income	$1,740,094	$2,546,685	$1,625,650
Net realized gain (loss) from investment transactions and financial futures contracts	(140,918)	823	(218,170)
Net change in unrealized appreciation (depreciation) from investments and financial futures contracts	293,967	418,944	804,623
Net increase in net assets from operations	$1,893,143	$2,966,452	$2,212,103
Distributions to shareholders —
From net investment income
Class A	$(1,224,986)	$(1,752,248)	$(1,134,912)
Class B	(3,579)	(26,804)	(7,663)
Class C	(261,331)	(608,155)	(433,396)
Class I	(245,512)	(149,290)	(38,839)
Total distributions to shareholders	$(1,735,408)	$(2,536,497)	$(1,614,810)
Transactions in shares of beneficial interest —
Proceeds from sale of shares
Class A	$5,355,036	$8,595,852	$12,413,426
Class B	—	164,223	55,917
Class C	2,261,251	6,084,805	3,673,521
Class I	6,118,784	4,319,064	938,212
Net asset value of shares issued to shareholders in payment of distributions declared
Class A	1,013,299	1,556,085	990,734
Class B	3,751	19,351	8,089
Class C	196,912	486,296	294,972
Class I	40,935	141,827	38,234
Cost of shares redeemed
Class A	(7,812,006)	(8,688,801)	(11,063,121)
Class B	(51,994)	(273,355)	(30,258)
Class C	(2,292,245)	(4,386,383)	(2,542,287)
Class I	(1,583,662)	(1,151,209)	(323,001)
Net asset value of shares exchanged
Class A	91,356	396,827	105,387
Class B	(91,356)	(396,827)	(105,387)
Net asset value of shares merged*
Class A	115,764	—	339,884
Class B	(115,764)	—	(339,884)
Net increase in net assets from Fund share transactions	$3,250,061	$6,867,755	$4,454,438

Net increase in net assets	$3,407,796	$7,297,710	$5,051,731

Net Assets
At beginning of year	$62,232,309	$88,472,676	$57,617,909
At end of year	$65,640,105	$95,770,386	$62,669,640

Accumulated distributions in excess of net investment income included in net assets
At end of year	$(11,830)	$(64,026)	$(86,997)

*	At the close of business on February 22, 2013, Class B shares of Massachusetts Limited Fund and Pennsylvania Limited Fund were merged into Class A shares.

20	See Notes to Financial Statements.

Eaton Vance

Limited Maturity Municipal Income Funds

September 30, 2013

Financial Highlights

	Massachusetts Limited Fund — Class A
	Six Months Ended September 30, 2013 (Unaudited)		Year Ended March 31,
			2013	2012	2011	2010	2009
Net asset value — Beginning of period	$10.270		$10.240	$9.850	$10.040	$9.560	$9.970

Income (Loss) From Operations
Net investment income(1)	$0.144		$0.290	$0.331	$0.340	$0.347	$0.360
Net realized and unrealized gain (loss)	(0.451)		0.028	0.390	(0.191)	0.490	(0.407)

Total income (loss) from operations	$(0.307)		$0.318	$0.721	$0.149	$0.837	$(0.047)

Less Distributions
From net investment income	$(0.143)		$(0.288)	$(0.331)	$(0.339)	$(0.357)	$(0.363)

Total distributions	$(0.143)		$(0.288)	$(0.331)	$(0.339)	$(0.357)	$(0.363)

Net asset value — End of period	$9.820		$10.270	$10.240	$9.850	$10.040	$9.560

Total Return(2)	(3.00	)%(3)	3.13%	7.43%	1.46%	8.83%	(0.50)%

Ratios/Supplemental Data
Net assets, end of period (000’s omitted)	$38,363		$42,208	$43,283	$44,351	$52,719	$46,857
Ratios (as a percentage of average daily net assets):
Expenses before custodian fee reduction	0.78	%(4)	0.79%	0.82%	0.81%	0.82%	0.85%
Expenses after custodian fee reduction	0.78	%(4)	0.79%	0.82%	0.81%	0.82%	0.84%
Net investment income	2.87	%(4)	2.80%	3.27%	3.37%	3.47%	3.69%
Portfolio Turnover	4	%(3)	7%	19%	2%	11%	16%

(1)	Computed using average shares outstanding.

(2)	Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested and do not reflect the effect of sales charges.

(3)	Not annualized.

(4)	Annualized.

21	See Notes to Financial Statements.

Eaton Vance

Limited Maturity Municipal Income Funds

September 30, 2013

Financial Highlights — continued

	Massachusetts Limited Fund — Class C
	Six Months Ended September 30, 2013 (Unaudited)		Year Ended March 31,
			2013	2012	2011	2010	2009
Net asset value — Beginning of period	$9.840		$9.810	$9.430	$9.620	$9.160	$9.550

Income (Loss) From Operations
Net investment income(1)	$0.101		$0.204	$0.245	$0.253	$0.260	$0.274
Net realized and unrealized gain (loss)	(0.440)		0.028	0.379	(0.191)	0.472	(0.387)

Total income (loss) from operations	$(0.339)		$0.232	$0.624	$0.062	$0.732	$(0.113)

Less Distributions
From net investment income	$(0.101)		$(0.202)	$(0.244)	$(0.252)	$(0.272)	$(0.277)

Total distributions	$(0.101)		$(0.202)	$(0.244)	$(0.252)	$(0.272)	$(0.277)

Net asset value — End of period	$9.400		$9.840	$9.810	$9.430	$9.620	$9.160

Total Return(2)	(3.46	)%(3)	2.37%	6.71%	0.62%	8.05%	(1.22)%

Ratios/Supplemental Data
Net assets, end of period (000’s omitted)	$11,189		$12,845	$12,647	$13,403	$14,807	$12,611
Ratios (as a percentage of average daily net assets):
Expenses before custodian fee reduction	1.53	%(4)	1.54%	1.57%	1.56%	1.57%	1.60%
Expenses after custodian fee reduction	1.53	%(4)	1.54%	1.57%	1.56%	1.57%	1.59%
Net investment income	2.11	%(4)	2.05%	2.52%	2.62%	2.71%	2.93%
Portfolio Turnover	4	%(3)	7%	19%	2%	11%	16%

(1)	Computed using average shares outstanding.

(2)	Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested and do not reflect the effect of sales charges.

(3)	Not annualized.

(4)	Annualized.

22	See Notes to Financial Statements.

Eaton Vance

Limited Maturity Municipal Income Funds

September 30, 2013

Financial Highlights — continued

	Massachusetts Limited Fund — Class I
	Six Months Ended September 30, 2013 (Unaudited)		Year Ended March 31,		Period Ended March 31, 2011(1)
			2013	2012
Net asset value — Beginning of period	$10.270		$10.240	$9.850	$10.210

Income (Loss) From Operations
Net investment income	$0.152		$0.305	$0.346	$0.235
Net realized and unrealized gain (loss)	(0.451)		0.029	0.390	(0.360)

Total income (loss) from operations	$(0.299)		$0.334	$0.736	$(0.125)

Less Distributions
From net investment income	$(0.151)		$(0.304)	$(0.346)	$(0.235)

Total distributions	$(0.151)		$(0.304)	$(0.346)	$(0.235)

Net asset value — End of period	$9.820		$10.270	$10.240	$9.850

Total Return(2)	(2.93	)%(3)	3.28%	7.59%	(1.39	)%(3)

Ratios/Supplemental Data
Net assets, end of period (000’s omitted)	$10,882		$10,587	$6,050	$31
Ratios (as a percentage of average daily net assets):
Expenses(4)	0.63	%(5)	0.64%	0.66%	0.67	%(5)
Net investment income	3.02	%(5)	2.93%	3.02%	3.26	%(5)
Portfolio Turnover	4	%(3)	7%	19%	2	%(6)

(1)	For the period from the commencement of operations on August 3, 2010 to March 31, 2011.

(2)	Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested.

(3)	Not annualized.

(4)	Excludes the effect of custody fee credits, if any, of less than 0.005%.

(5)	Annualized.

(6)	For the Fund’s year ended March 31, 2011.

23	See Notes to Financial Statements.

Eaton Vance

Limited Maturity Municipal Income Funds

September 30, 2013

Financial Highlights — continued

	New York Limited Fund — Class A
	Six Months Ended September 30, 2013 (Unaudited)		Year Ended March 31,
			2013	2012	2011	2010	2009
Net asset value — Beginning of period	$10.410		$10.350	$9.980	$10.190	$9.550	$10.200

Income (Loss) From Operations
Net investment income(1)	$0.154		$0.316	$0.344	$0.358	$0.368	$0.387
Net realized and unrealized gain (loss)	(0.450)		0.058	0.372	(0.210)	0.644	(0.642)

Total income (loss) from operations	$(0.296)		$0.374	$0.716	$0.148	$1.012	$(0.255)

Less Distributions
From net investment income	$(0.154)		$(0.314)	$(0.346)	$(0.358)	$(0.372)	$(0.395)

Total distributions	$(0.154)		$(0.314)	$(0.346)	$(0.358)	$(0.372)	$(0.395)

Net asset value — End of period	$9.960		$10.410	$10.350	$9.980	$10.190	$9.550

Total Return(2)	(2.87	)%(3)	3.65%	7.30%	1.42%	10.72%	(2.56)%

Ratios/Supplemental Data
Net assets, end of period (000’s omitted)	$52,760		$59,142	$56,993	$61,099	$71,238	$63,159
Ratios (as a percentage of average daily net assets):
Expenses before custodian fee reduction	0.76	%(4)	0.77%	0.78%	0.78%	0.81%	0.80%
Expenses after custodian fee reduction	0.76	%(4)	0.77%	0.78%	0.78%	0.81%	0.79%
Net investment income	3.02	%(4)	3.02%	3.36%	3.50%	3.66%	3.92%
Portfolio Turnover	3	%(3)	9%	12%	8%	6%	22%

(1)	Computed using average shares outstanding.

(2)	Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested and do not reflect the effect of sales charges.

(3)	Not annualized.

(4)	Annualized.

24	See Notes to Financial Statements.

Eaton Vance

Limited Maturity Municipal Income Funds

September 30, 2013

Financial Highlights — continued

	New York Limited Fund — Class B
	Six Months Ended September 30, 2013 (Unaudited)		Year Ended March 31,
			2013	2012	2011	2010	2009
Net asset value — Beginning of period	$10.400		$10.350	$9.970	$10.180	$9.540	$10.190

Income (Loss) From Operations
Net investment income(1)	$0.115		$0.238	$0.267	$0.281	$0.293	$0.312
Net realized and unrealized gain (loss)	(0.450)		0.048	0.382	(0.210)	0.644	(0.643)

Total income (loss) from operations	$(0.335)		$0.286	$0.649	$0.071	$0.937	$(0.331)

Less Distributions
From net investment income	$(0.115)		$(0.236)	$(0.269)	$(0.281)	$(0.297)	$(0.319)

Total distributions	$(0.115)		$(0.236)	$(0.269)	$(0.281)	$(0.297)	$(0.319)

Net asset value — End of period	$9.950		$10.400	$10.350	$9.970	$10.180	$9.540

Total Return(2)	(3.24	)%(3)	2.78%	6.60%	0.66%	9.92%	(3.31)%

Ratios/Supplemental Data
Net assets, end of period (000’s omitted)	$518		$838	$1,314	$1,428	$1,746	$1,976
Ratios (as a percentage of average daily net assets):
Expenses before custodian fee reduction	1.51	%(4)	1.52%	1.53%	1.53%	1.56%	1.55%
Expenses after custodian fee reduction	1.51	%(4)	1.52%	1.53%	1.53%	1.56%	1.54%
Net investment income	2.27	%(4)	2.28%	2.61%	2.75%	2.92%	3.17%
Portfolio Turnover	3	%(3)	9%	12%	8%	6%	22%

(1)	Computed using average shares outstanding.

(2)	Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested and do not reflect the effect of sales charges.

(3)	Not annualized.

(4)	Annualized.

25	See Notes to Financial Statements.

Eaton Vance

Limited Maturity Municipal Income Funds

September 30, 2013

Financial Highlights — continued

	New York Limited Fund — Class C
	Six Months Ended September 30, 2013 (Unaudited)		Year Ended March 31,
			2013	2012	2011	2010	2009
Net asset value — Beginning of period	$9.900		$9.840	$9.490	$9.690	$9.080	$9.690

Income (Loss) From Operations
Net investment income(1)	$0.110		$0.226	$0.254	$0.267	$0.278	$0.297
Net realized and unrealized gain (loss)	(0.431)		0.058	0.352	(0.200)	0.615	(0.603)

Total income (loss) from operations	$(0.321)		$0.284	$0.606	$0.067	$0.893	$(0.306)

Less Distributions
From net investment income	$(0.109)		$(0.224)	$(0.256)	$(0.267)	$(0.283)	$(0.304)

Total distributions	$(0.109)		$(0.224)	$(0.256)	$(0.267)	$(0.283)	$(0.304)

Net asset value — End of period	$9.470		$9.900	$9.840	$9.490	$9.690	$9.080

Total Return(2)	(3.25	)%(3)	2.91%	6.47%	0.66%	9.92%	(3.22)%

Ratios/Supplemental Data
Net assets, end of period (000’s omitted)	$26,595		$28,137	$25,823	$25,473	$28,326	$22,780
Ratios (as a percentage of average daily net assets):
Expenses(4)	1.51	%(5)	1.52%	1.53%	1.53%	1.56%	1.55%
Net investment income	2.27	%(5)	2.27%	2.61%	2.75%	2.90%	3.17%
Portfolio Turnover	3	%(3)	9%	12%	8%	6%	22%

(1)	Computed using average shares outstanding.

(2)	Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested and do not reflect the effect of sales charges.

(3)	Not annualized.

(4)	Excludes the effect of custody fee credits, if any, of less than 0.005%.

(5)	Annualized.

26	See Notes to Financial Statements.

Eaton Vance

Limited Maturity Municipal Income Funds

September 30, 2013

Financial Highlights — continued

	New York Limited Fund — Class I
	Six Months Ended September 30, 2013 (Unaudited)		Year Ended March 31,		Period Ended March 31, 2011(1)
			2013	2012
Net asset value — Beginning of period	$10.410		$10.350	$9.970	$10.330

Income (Loss) From Operations
Net investment income	$0.162		$0.331	$0.364	$0.250
Net realized and unrealized gain (loss)	(0.451)		0.059	0.378	(0.360)

Total income (loss) from operations	$(0.289)		$0.390	$0.742	$(0.110)

Less Distributions
From net investment income	$(0.161)		$(0.330)	$(0.362)	$(0.250)

Total distributions	$(0.161)		$(0.330)	$(0.362)	$(0.250)

Net asset value — End of period	$9.960		$10.410	$10.350	$9.970

Total Return(2)	(2.80	)%(3)	3.80%	7.56%	(1.26	)%(3)

Ratios/Supplemental Data
Net assets, end of period (000’s omitted)	$4,667		$7,653	$4,342	$101
Ratios (as a percentage of average daily net assets):
Expenses(4)	0.61	%(5)	0.62%	0.63%	0.63	%(5)
Net investment income	3.16	%(5)	3.16%	3.41%	3.68	%(5)
Portfolio Turnover	3	%(3)	9%	12%	8	%(6)

(1)	For the period from the commencement of operations on August 3, 2010 to March 31, 2011.

(2)	Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested.

(3)	Not annualized.

(4)	Excludes the effect of custody fee credits, if any, of less than 0.005%.

(5)	Annualized.

(6)	For the Fund’s year ended March 31, 2011.

27	See Notes to Financial Statements.

Eaton Vance

Limited Maturity Municipal Income Funds

September 30, 2013

Financial Highlights — continued

	Pennsylvania Limited Fund — Class A
	Six Months Ended September 30, 2013 (Unaudited)		Year Ended March 31,
			2013	2012	2011	2010	2009
Net asset value — Beginning of period	$10.270		$10.160	$9.810	$10.060	$9.720	$10.030

Income (Loss) From Operations
Net investment income(1)	$0.151		$0.306	$0.338	$0.371	$0.372	$0.393
Net realized and unrealized gain (loss)	(0.391)		0.108	0.354	(0.252)	0.348	(0.313)

Total income (loss) from operations	$(0.240)		$0.414	$0.692	$0.119	$0.720	$0.080

Less Distributions
From net investment income	$(0.150)		$(0.304)	$(0.337)	$(0.369)	$(0.380)	$(0.390)
Tax return of capital	—		—	(0.005)	—	—	—

Total distributions	$(0.150)		$(0.304)	$(0.342)	$(0.369)	$(0.380)	$(0.390)

Net asset value — End of period	$9.880		$10.270	$10.160	$9.810	$10.060	$9.720

Total Return(2)	(2.34	)%(3)	4.11%	7.17%	1.16%	7.49%	0.83%

Ratios/Supplemental Data
Net assets, end of period (000’s omitted)	$36,109		$40,543	$37,366	$40,024	$47,779	$36,461
Ratios (as a percentage of average daily net assets):
Expenses before custodian fee reduction	0.81	%(4)	0.83%	0.83%	0.82%	0.84%	0.87%
Expenses after custodian fee reduction	0.81	%(4)	0.83%	0.83%	0.82%	0.84%	0.86%
Net investment income	3.00	%(4)	2.97%	3.36%	3.69%	3.71%	4.00%
Portfolio Turnover	5	%(3)	12%	15%	9%	6%	19%

(1)	Computed using average shares outstanding.

(2)	Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested and do not reflect the effect of sales charges.

(3)	Not annualized.

(4)	Annualized.

28	See Notes to Financial Statements.

Eaton Vance

Limited Maturity Municipal Income Funds

September 30, 2013

Financial Highlights — continued

	Pennsylvania Limited Fund — Class C
	Six Months Ended September 30, 2013 (Unaudited)		Year Ended March 31,
			2013	2012	2011	2010	2009
Net asset value — Beginning of period	$9.740		$9.640	$9.300	$9.540	$9.210	$9.510

Income (Loss) From Operations
Net investment income(1)	$0.107		$0.217	$0.249	$0.280	$0.282	$0.303
Net realized and unrealized gain (loss)	(0.371)		0.098	0.344	(0.241)	0.337	(0.304)

Total income (loss) from operations	$(0.264)		$0.315	$0.593	$0.039	$0.619	$(0.001)

Less Distributions
From net investment income	$(0.106)		$(0.215)	$(0.249)	$(0.279)	$(0.289)	$(0.299)
Tax return of capital	—		—	(0.004)	—	—	—

Total distributions	$(0.106)		$(0.215)	$(0.253)	$(0.279)	$(0.289)	$(0.299)

Net asset value — End of period	$9.370		$9.740	$9.640	$9.300	$9.540	$9.210

Total Return(2)	(2.71	)%(3)	3.40%	6.36%	0.38%	6.78%	(0.01)%

Ratios/Supplemental Data
Net assets, end of period (000’s omitted)	$18,221		$20,328	$18,710	$17,374	$18,014	$13,884
Ratios (as a percentage of average daily net assets):
Expenses before custodian fee reduction	1.56	%(4)	1.58%	1.58%	1.57%	1.59%	1.62%
Expenses after custodian fee reduction	1.56	%(4)	1.58%	1.58%	1.57%	1.59%	1.61%
Net investment income	2.25	%(4)	2.22%	2.61%	2.95%	2.96%	3.25%
Portfolio Turnover	5	%(3)	12%	15%	9%	6%	19%

(1)	Computed using average shares outstanding.

(2)	Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested and do not reflect the effect of sales charges.

(3)	Not annualized.

(4)	Annualized.

29	See Notes to Financial Statements.

Eaton Vance

Limited Maturity Municipal Income Funds

September 30, 2013

Financial Highlights — continued

	Pennsylvania Limited Fund — Class I
	Six Months Ended September 30, 2013 (Unaudited)		Year Ended March 31,		Period Ended March 31, 2011(1)
			2013	2012
Net asset value — Beginning of period	$10.260		$10.160	$9.800	$10.160

Income (Loss) From Operations
Net investment income	$0.159		$0.320	$0.357	$0.249
Net realized and unrealized gain (loss)	(0.381)		0.099	0.359	(0.360)

Total income (loss) from operations	$(0.222)		$0.419	$0.716	$(0.111)

Less Distributions
From net investment income	$(0.158)		$(0.319)	$(0.351)	$(0.249)
Tax return of capital	—		—	(0.005)	—

Total distributions	$(0.158)		$(0.319)	$(0.356)	$(0.249)

Net asset value — End of period	$9.880		$10.260	$10.160	$9.800

Total Return(2)	(2.17	)%(3)	4.27%	7.32%	(1.27	)%(3)

Ratios/Supplemental Data
Net assets, end of period (000’s omitted)	$1,929		$1,798	$1,137	$1
Ratios (as a percentage of average daily net assets):
Expenses(4)	0.66	%(5)	0.68%	0.68%	0.67	%(5)
Net investment income	3.15	%(5)	3.10%	3.45%	3.81	%(5)
Portfolio Turnover	5	%(3)	12%	15%	9	%(6)

(1)	For the period from the commencement of operations on August 3, 2010 to March 31, 2011.

(2)	Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested.

(3)	Not annualized.

(4)	Excludes the effect of custody fee credits, if any, of less than 0.005%.

(5)	Annualized.

(6)	For the Fund’s year ended March 31, 2011.

30	See Notes to Financial Statements.

Eaton Vance

Limited Maturity Municipal Income Funds

September 30, 2013

Notes to Financial Statements (Unaudited)

1  Significant Accounting Policies

Eaton Vance Investment Trust (the Trust) is a Massachusetts business trust registered under the Investment Company Act of 1940, as amended (the 1940 Act), as an open-end management investment company. The Trust presently consists of five funds, three of which, each non-diversified, are included in these financial statements. They include Eaton Vance Massachusetts Limited Maturity Municipal Income Fund (Massachusetts Limited Fund), Eaton Vance New York Limited Maturity Municipal Income Fund (New York Limited Fund) and Eaton Vance Pennsylvania Limited Maturity Municipal Income Fund (Pennsylvania Limited Fund), (each individually referred to as the Fund, and collectively, the Funds). The Funds’ investment objective is to provide current income exempt from regular federal income tax and from particular state or local income or other taxes, as applicable, and limited principal fluctuation. The Massachusetts Limited Fund and Pennsylvania Limited Fund each offer three classes of shares. The New York Limited Fund offers four classes of shares. Class A shares are generally sold subject to a sales charge imposed at time of purchase. Class B and Class C shares are sold at net asset value and are generally subject to a contingent deferred sales charge (see Note 5). Class I shares are sold at net asset value and are not subject to a sales charge. Class B shares held for the longer of (i) four years or (ii) the time at which the contingent deferred sales charge applicable to such shares expires will automatically convert to Class A shares as described in the Funds’ prospectus. Beginning January 1, 2012, Class B shares are only available for purchase upon exchange from another Eaton Vance fund or through reinvestments of distributions. The Massachusetts Limited Fund and Pennsylvania Limited Fund previously offered Class B shares. Such offering was discontinued during the year ended March 31, 2013. At the close of business on February 22, 2013, the Class B shares of the Massachusetts Limited Fund and Pennsylvania Limited Fund were merged into Class A shares. Each class represents a pro-rata interest in the Fund, but votes separately on class-specific matters and (as noted below) is subject to different expenses. Realized and unrealized gains and losses are allocated daily to each class of shares based on the relative net assets of each class to the total net assets of the Fund. Net investment income, other than class-specific expenses, is allocated daily to each class of shares based upon the ratio of the value of each class’s paid shares to the total value of all paid shares. Each class of shares differs in its distribution plan and certain other class-specific expenses.

The following is a summary of significant accounting policies of the Funds. The policies are in conformity with accounting principles generally accepted in the United States of America.

A  Investment Valuation — The following methodologies are used to determine the market value or fair value of investments.

Debt Obligations. Debt obligations (including short-term obligations with a remaining maturity of more than sixty days) are generally valued on the basis of valuations provided by third party pricing services, as derived from such services’ pricing models. Inputs to the models may include, but are not limited to, reported trades, executable bid and asked prices, broker/dealer quotations, prices or yields of securities with similar characteristics, benchmark curves or information pertaining to the issuer, as well as industry and economic events. The pricing services may use a matrix approach, which considers information regarding securities with similar characteristics to determine the valuation for a security. Short-term obligations purchased with a remaining maturity of sixty days or less are generally valued at amortized cost, which approximates market value.

Derivatives. Financial futures contracts are valued at the closing settlement price established by the board of trade or exchange on which they are traded.

Fair Valuation. Investments for which valuations or market quotations are not readily available or are deemed unreliable are valued at fair value using methods determined in good faith by or at the direction of the Trustees of a Fund in a manner that fairly reflects the security’s value, or the amount that the Fund might reasonably expect to receive for the security upon its current sale in the ordinary course. Each such determination is based on a consideration of relevant factors, which are likely to vary from one pricing context to another. These factors may include, but are not limited to, the type of security, the existence of any contractual restrictions on the security’s disposition, the price and extent of public trading in similar securities of the issuer or of comparable entities, quotations or relevant information obtained from broker/dealers or other market participants, information obtained from the issuer, analysts, and/or the appropriate stock exchange (for exchange-traded securities), an analysis of the entity’s financial condition, and an evaluation of the forces that influence the issuer and the market(s) in which the security is purchased and sold.

B  Investment Transactions and Related Income — Investment transactions for financial statement purposes are accounted for on a trade date basis. Realized gains and losses on investments sold are determined on the basis of identified cost. Interest income is recorded on the basis of interest accrued, adjusted for amortization of premium or accretion of discount.

C  Federal Taxes — Each Fund’s policy is to comply with the provisions of the Internal Revenue Code applicable to regulated investment companies and to distribute to shareholders each year substantially all of its taxable, if any, and tax-exempt net investment income, and all or substantially all of its net realized capital gains. Accordingly, no provision for federal income or excise tax is necessary. Each Fund intends to satisfy conditions which will enable it to designate distributions from the interest income generated by its investments in municipal obligations, which are exempt from regular federal income tax when received by each Fund, as exempt-interest dividends. The portion of such interest, if any, earned on private activity bonds issued after August 7, 1986, may be considered a tax preference item to shareholders.

At March 31, 2013, the following Funds, for federal income tax purposes, had capital loss carryforwards and deferred capital losses which will reduce the respective Fund’s taxable income arising from future net realized gains on investment transactions, if any, to the extent permitted by the Internal Revenue Code, and thus will reduce the amount of distributions to shareholders, which would otherwise be necessary to relieve the Funds of any liability for federal income or excise tax. The deferred capital losses are treated as arising on the first day of the Funds’ next taxable year and are treated as realized prior to

31

Eaton Vance

Limited Maturity Municipal Income Funds

September 30, 2013

Notes to Financial Statements (Unaudited) — continued

the utilization of the capital loss carryforward. The amounts and expiration dates of the capital loss carryforwards and the amounts of the deferred capital losses are as follows:

Expiration Date	Massachusetts Limited Fund	New York Limited Fund	Pennsylvania Limited Fund

March 31, 2014	$25,938	$—	$—
March 31, 2015	—	97,867	29,139
March 31, 2016	103,860	394,181	107,086
March 31, 2017	1,158,951	718,716	310,885
March 31, 2018	869,381	2,585,819	975,763
March 31, 2019	435,325	1,022,603	356,407

Total capital loss carryforward	$2,593,455	$4,819,186	$1,779,280

Deferred capital losses	$820,025	$1,788,591	$1,323,555

As of September 30, 2013, the Funds had no uncertain tax positions that would require financial statement recognition, de-recognition, or disclosure. Each Fund files a U.S. federal income tax return annually after its fiscal year-end, which is subject to examination by the Internal Revenue Service for a period of three years from the date of filing.

D  Expenses — The majority of expenses of the Trust are directly identifiable to an individual fund. Expenses which are not readily identifiable to a specific fund are allocated taking into consideration, among other things, the nature and type of expense and the relative size of the funds.

E  Expense Reduction — State Street Bank and Trust Company (SSBT) serves as custodian of the Funds. Pursuant to the custodian agreement, SSBT receives a fee reduced by credits, which are determined based on the average daily cash balance each Fund maintains with SSBT. All credit balances, if any, used to reduce each Fund’s custodian fees are reported as a reduction of expenses in the Statements of Operations.

F  Legal Fees — Legal fees and other related expenses incurred as part of negotiations of the terms and requirement of capital infusions, or that are expected to result in the restructuring of, or a plan of reorganization for, an investment are recorded as realized losses. Ongoing expenditures to protect or enhance an investment are treated as operating expenses.

G  Use of Estimates — The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of income and expense during the reporting period. Actual results could differ from those estimates.

H  Indemnifications — Under the Trust’s organizational documents, its officers and Trustees may be indemnified against certain liabilities and expenses arising out of the performance of their duties to the Funds. Under Massachusetts law, if certain conditions prevail, shareholders of a Massachusetts business trust (such as the Trust) could be deemed to have personal liability for the obligations of the Trust. However, the Trust’s Declaration of Trust contains an express disclaimer of liability on the part of Fund shareholders and the By-laws provide that the Fund shall assume the defense on behalf of any Fund shareholders. Moreover, the By-laws also provide for indemnification out of Fund property of any shareholder held personally liable solely by reason of being or having been a shareholder for all loss or expense arising from such liability. Additionally, in the normal course of business, each Fund enters into agreements with service providers that may contain indemnification clauses. Each Fund’s maximum exposure under these arrangements is unknown as this would involve future claims that may be made against each Fund that have not yet occurred.

I  Financial Futures Contracts — Upon entering into a financial futures contract, a Fund is required to deposit with the broker, either in cash or securities, an amount equal to a certain percentage of the contract amount (initial margin). Subsequent payments, known as variation margin, are made or received by the Fund each business day, depending on the daily fluctuations in the value of the underlying security, and are recorded as unrealized gains or losses by the Fund. Gains (losses) are realized upon the expiration or closing of the financial futures contracts. Should market conditions change unexpectedly, the Fund may not achieve the anticipated benefits of the financial futures contracts and may realize a loss. Futures contracts have minimal counterparty risk as they are exchange traded and the clearinghouse for the exchange is substituted as the counterparty, guaranteeing counterparty performance.

J  When-Issued Securities and Delayed Delivery Transactions — The Funds may purchase or sell securities on a delayed delivery or when-issued basis. Payment and delivery may take place after the customary settlement period for that security. At the time the transaction is negotiated, the price of the security that will be delivered is fixed. The Funds maintain security positions for these commitments such that sufficient liquid assets will be available to make payments upon settlement. Securities purchased on a delayed delivery or when-issued basis are marked-to-market daily and begin earning interest on settlement date. Losses may arise due to changes in the market value of the underlying securities or if the counterparty does not perform under the contract.

32

Eaton Vance

Limited Maturity Municipal Income Funds

September 30, 2013

Notes to Financial Statements (Unaudited) — continued

K  Interim Financial Statements — The interim financial statements relating to September 30, 2013 and for the six months then ended have not been audited by an independent registered public accounting firm, but in the opinion of the Funds’ management, reflect all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the financial statements.

2  Distributions to Shareholders

The net investment income of each Fund is determined daily and substantially all of the net investment income so determined is declared as a dividend to shareholders of record at the time of declaration. Distributions are declared separately for each class of shares. Distributions are paid monthly. Distributions of realized capital gains (reduced by available capital loss carryforwards from prior years) are made at least annually. Shareholders may reinvest income and capital gain distributions in additional shares of the same class of a Fund at the net asset value as of the reinvestment date or, at the election of the shareholder, receive distributions in cash. The Funds distinguish between distributions on a tax basis and a financial reporting basis. Accounting principles generally accepted in the United States of America require that only distributions in excess of tax basis earnings and profits be reported in the financial statements as a return of capital. Permanent differences between book and tax accounting relating to distributions are reclassified to paid-in capital. For tax purposes, distributions from short-term capital gains are considered to be from ordinary income.

3  Investment Adviser Fee and Other Transactions with Affiliates

The investment adviser fee is earned by Boston Management and Research (BMR), a subsidiary of Eaton Vance Management (EVM), as compensation for management and investment advisory services rendered to each Fund. The fee is based upon a percentage of average daily net assets plus a percentage of gross income (i.e., income other than gains from the sale of securities) and is payable monthly. The annual asset rate and daily income rate are 0.30% and 3.00%, respectively, on average daily net assets of up to $500 million and at reduced rates on daily net assets of $500 million or more.

For the six months ended September 30, 2013, investment adviser fees incurred by the Funds and the effective annual rates, as a percentage of average daily net assets, were as follows:

	Massachusetts Limited Fund	New York Limited Fund	Pennsylvania Limited Fund

Investment Adviser Fee	$131,048	$188,242	$124,216
Effective Annual Rate	0.41%	0.41%	0.41%

EVM serves as administrator of each Fund, but receives no compensation. EVM serves as the sub-transfer agent of each Fund and receives from the transfer agent an aggregate fee based upon the actual expenses incurred by EVM in the performance of these services. Eaton Vance Distributors, Inc. (EVD), an affiliate of EVM and the Funds’ principal underwriter, received a portion of the sales charge on sales of Class A shares of the Funds. EVD also received distribution and service fees from Class A, Class B and Class C shares (see Note 4) and contingent deferred sales charges (see Note 5). Sub-transfer agent fees earned by EVM and Class A sales charges that the Funds were informed were received by EVD for the six months ended September 30, 2013 were as follows:

	Massachusetts Limited Fund	New York Limited Fund	Pennsylvania Limited Fund

EVM’s Sub-Transfer Agent Fees	$716	$1,352	$876
EVD’s Class A Sales Charges	$1,030	$1,464	$815

Trustees and officers of the Funds who are members of EVM’s or BMR’s organizations receive remuneration for their services to the Funds out of the investment adviser fee. Trustees of the Funds who are not affiliated with the investment adviser may elect to defer receipt of all or a percentage of their annual fees in accordance with the terms of the Trustees Deferred Compensation Plan. For the six months ended September 30, 2013, no significant amounts have been deferred. Certain officers and Trustees of the Funds are officers of the above organizations.

4  Distribution Plans

Each Fund has in effect a distribution plan for Class A shares (Class A Plan) pursuant to Rule 12b-1 under the 1940 Act. The Class A Plan provides that each Fund will pay EVD a distribution and service fee not exceeding 0.25% per annum of its average daily net assets attributable to Class A shares for distribution services and facilities provided to each Fund by EVD, as well as for personal services and/or the maintenance of shareholder accounts. The

33

Eaton Vance

Limited Maturity Municipal Income Funds

September 30, 2013

Notes to Financial Statements (Unaudited) — continued

Trustees approved distribution and service fee payments equal to 0.15% per annum of each Fund’s average daily net assets attributable to Class A shares. Distribution and service fees paid or accrued to EVD for the six months ended September 30, 2013 for Class A shares amounted to the following:

	Massachusetts Limited Fund	New York Limited Fund	Pennsylvania Limited Fund

Class A Distribution and Service Fees	$30,748	$42,895	$29,075

Each Fund also has in effect distribution plans for Class B shares (Class B Plan) and/or Class C shares (Class C Plan) pursuant to Rule 12b-1 under the 1940 Act. Pursuant to the Class B and Class C Plans, each Fund pays EVD amounts equal to 0.75% per annum of its average daily net assets attributable to Class B and Class C shares for providing ongoing distribution services and facilities to the respective Funds. For the six months ended September 30, 2013, the Funds paid or accrued to EVD the following distribution fees:

	Massachusetts Limited Fund	New York Limited Fund	Pennsylvania Limited Fund

Class B Distribution Fees	$—	$2,870	$—
Class C Distribution Fees	$44,880	$103,745	$72,968

The Class B and Class C Plans also authorize the Funds to make payments of service fees to EVD, financial intermediaries and other persons in amounts not exceeding 0.25% per annum of the average daily net assets attributable to that class. The Trustees approved service fee payments equal to 0.15% per annum of each Fund’s average daily net assets attributable to Class B and Class C shares. Service fees paid or accrued are for personal services and/or the maintenance of shareholder accounts. They are separate and distinct from the sales commissions and distribution fees payable to EVD. Service fees paid or accrued for the six months ended September 30, 2013 amounted to the following:

	Massachusetts Limited Fund	New York Limited Fund	Pennsylvania Limited Fund

Class B Service Fees	$—	$574	$—
Class C Service Fees	$8,976	$20,749	$14,594

Distribution and service fees are subject to the limitations contained in the Financial Industry Regulatory Authority’s NASD Conduct Rule 2830(d) and for Class B, are further limited to a 3% maximum sales charge as determined in accordance with such rule.

5  Contingent Deferred Sales Charges

A contingent deferred sales charge (CDSC) generally is imposed on redemptions of Class B shares made within four years of purchase and on redemptions of Class C shares made within one year of purchase. Class A shares may be subject to a 1% CDSC if redeemed within eighteen months of purchase (depending on the circumstances of purchase). Generally, the CDSC is based upon the lower of the net asset value at date of redemption or date of purchase. No charge is levied on shares acquired by reinvestment of dividends or capital gain distributions. The CDSC for Class B shares is imposed at declining rates that begin at 3% in the case of redemptions in the first year after purchase, declining half a percentage point in the second and third year and one percentage point in the fourth year. Class C shares are subject to a 1% CDSC if redeemed within one year of purchase. For the six months ended September 30, 2013, the Funds were informed that EVD received approximately the following amounts of CDSCs paid by Class A, Class B and Class C shareholders:

	Massachusetts Limited Fund	New York Limited Fund	Pennsylvania Limited Fund

Class A	$—	$6,000	$—
Class B	$—	$—	$—
Class C	$1,000	$3,000	$2,000

34

Eaton Vance

Limited Maturity Municipal Income Funds

September 30, 2013

Notes to Financial Statements (Unaudited) — continued

6  Purchases and Sales of Investments

Purchases and sales of investments, other than short-term obligations, for the six months ended September 30, 2013 were as follows:

	Massachusetts Limited Fund	New York Limited Fund	Pennsylvania Limited Fund

Purchases	$2,585,952	$3,069,069	$2,751,326
Sales	$4,090,842	$12,577,773	$4,758,851

7  Shares of Beneficial Interest

Each Fund’s Declaration of Trust permits the Trustees to issue an unlimited number of full and fractional shares of beneficial interest (without par value). Such shares may be issued in a number of different series (such as the Funds) and classes. Transactions in Fund shares were as follows:

Massachusetts Limited Fund
	Six Months Ended September 30, 2013 (Unaudited)
	Class A	Class B	Class C	Class I

Sales	210,442	—	78,237	315,480
Issued to shareholders electing to receive payments of distributions in Fund shares	51,038	—	10,079	1,869
Redemptions	(463,121)	—	(204,083)	(239,661)

Net increase (decrease)	(201,641)	—	(115,767)	77,688

	Year Ended March 31, 2013
	Class A	Class B(1)	Class C	Class I

Sales	517,636	—	227,562	589,210
Issued to shareholders electing to receive payments of distributions in Fund shares	97,941	363	19,872	3,957
Redemptions	(753,316)	(5,015)	(231,236)	(153,228)
Exchange from Class B shares	8,836	—	—	—
Exchange to Class A shares	—	(8,845)	—	—
Merger from Class B shares	11,228	—	—	—
Merger to Class A shares	—	(11,237)	—	—

Net increase (decrease)	(117,675)	(24,734)	16,198	439,939

New York Limited Fund
	Six Months Ended September 30, 2013 (Unaudited)
	Class A	Class B	Class C	Class I

Sales	317,543	177	273,408	221,869
Issued to shareholders electing to receive payments of distributions in Fund shares	77,331	561	26,840	7,400
Redemptions	(788,182)	(18,465)	(333,755)	(495,730)
Exchange from Class B shares	10,821	—	—	—
Exchange to Class A shares	—	(10,826)	—	—

Net decrease	(382,487)	(28,553)	(33,507)	(266,461)

35

Eaton Vance

Limited Maturity Municipal Income Funds

September 30, 2013

Notes to Financial Statements (Unaudited) — continued

	Year Ended March 31, 2013
	Class A	Class B	Class C	Class I

Sales	819,358	15,752	611,472	412,206
Issued to shareholders electing to receive payments of distributions in Fund shares	148,819	1,852	48,918	13,567
Redemptions	(830,042)	(26,057)	(441,041)	(110,094)
Exchange from Class B shares	37,984	—	—	—
Exchange to Class A shares	—	(38,019)	—	—

Net increase (decrease)	176,119	(46,472)	219,349	315,679

Pennsylvania Limited Fund
	Six Months Ended September 30, 2013 (Unaudited)
	Class A	Class B	Class C	Class I

Sales	174,778	—	114,940	31,094
Issued to shareholders electing to receive payments of distributions in Fund shares	51,683	—	16,494	2,729
Redemptions	(520,806)	—	(274,729)	(13,686)

Net increase (decrease)	(294,345)	—	(143,295)	20,137

	Year Ended March 31, 2013
	Class A	Class B(1)	Class C	Class I

Sales	1,203,645	5,427	375,777	90,883
Issued to shareholders electing to receive payments of distributions in Fund shares	96,288	786	30,225	3,717
Redemptions	(1,071,551)	(2,927)	(259,845)	(31,421)
Exchange from Class B shares	10,234	—	—	—
Exchange to Class A shares	—	(10,234)	—	—
Merger from Class B shares	32,921	—	—	—
Merger to Class A shares	—	(32,918)	—	—

Net increase (decrease)	271,537	(39,866)	146,157	63,179

(1)	Offering of Class B shares of Massachusetts Limited Fund and Pennsylvania Limited Fund was discontinued during the year ended March 31, 2013 (see Note 1).

8  Federal Income Tax Basis of Investments

The cost and unrealized appreciation (depreciation) of investments of each Fund at September 30, 2013, as determined on a federal income tax basis, were as follows:

	Massachusetts Limited Fund	New York Limited Fund	Pennsylvania Limited Fund

Aggregate cost	$57,209,073	$79,635,149	$53,731,041

Gross unrealized appreciation	$3,956,048	$5,416,017	$2,877,084
Gross unrealized depreciation	(946,246)	(1,454,295)	(649,073)

Net unrealized appreciation	$3,009,802	$3,961,722	$2,228,011

36

Eaton Vance

Limited Maturity Municipal Income Funds

September 30, 2013

Notes to Financial Statements (Unaudited) — continued

9  Line of Credit

The Funds participate with other portfolios and funds managed by EVM and its affiliates in a $750 million unsecured line of credit agreement with a group of banks. Borrowings are made by the Funds solely to facilitate the handling of unusual and/or unanticipated short-term cash requirements. Interest is charged to each Fund based on its borrowings at an amount above either the Eurodollar rate or Federal Funds rate. In addition, a fee computed at an annual rate of 0.08% on the daily unused portion of the line of credit is allocated among the participating portfolios and funds at the end of each quarter. Because the line of credit is not available exclusively to the Funds, a Fund may be unable to borrow some or all of its requested amounts at any particular time. At September 30, 2013, the Massachusetts Limited Fund, the New York Limited Fund and the Pennsylvania Limited Fund had a balance outstanding pursuant to this line of credit of $300,000, $300,000 and $100,000, respectively, at an interest rate of 1.08%. Based on the short-term nature of the borrowings under the line of credit and variable interest rate, the carrying value of the borrowings approximated its fair value at September 30, 2013. If measured at fair value, borrowings under the line of credit would have been considered as Level 2 in the fair value hierarchy (see Note 11) at September 30, 2013. The Funds’ average borrowings or allocated fees during the six months ended September 30, 2013 were not significant.

10  Financial Instruments

The Funds may trade in financial instruments with off-balance sheet risk in the normal course of their investing activities. These financial instruments may include financial futures contracts and may involve, to a varying degree, elements of risk in excess of the amounts recognized for financial statement purposes. The notional or contractual amounts of these instruments represent the investment a Fund has in particular classes of financial instruments and do not necessarily represent the amounts potentially subject to risk. The measurement of the risks associated with these instruments is meaningful only when all related and offsetting transactions are considered.

A summary of obligations under these financial instruments at September 30, 2013 is as follows:

Futures Contracts
Fund	Expiration Month/Year	Contracts	Position	Aggregate Cost	Value	Net Unrealized Depreciation

Massachusetts Limited	12/13	5 U.S. 10-Year Treasury Note	Short	$(619,483)	$(631,953)	$(12,470)
	12/13	16 U.S. Long Treasury Bond	Short	(2,108,346)	(2,134,000)	(25,654)
New York Limited	12/13	6 U.S. 10-Year Treasury Note	Short	$(743,380)	$(758,344)	$(14,964)
	12/13	10 U.S. Long Treasury Bond	Short	(1,317,716)	(1,333,750)	(16,034)
Pennsylvania Limited	12/13	30 U.S. 10-Year Treasury Note	Short	$(3,716,898)	$(3,791,718)	$(74,820)
	12/13	30 U.S. Long Treasury Bond	Short	(3,953,148)	(4,001,250)	(48,102)

At September 30, 2013, the Funds had sufficient cash and/or securities to cover commitments under these contracts.

Each Fund is subject to interest rate risk in the normal course of pursuing its investment objective. Because the Funds hold fixed-rate bonds, the value of these bonds may decrease if interest rates rise. The Funds purchase and sell U.S. Treasury futures contracts to hedge against changes in interest rates.

37

Eaton Vance

Limited Maturity Municipal Income Funds

September 30, 2013

Notes to Financial Statements (Unaudited) — continued

The fair values of open derivative instruments (not considered to be hedging instruments for accounting disclosure purposes) and whose primary underlying risk exposure is interest rate risk at September 30, 2013 were as follows:

	Massachusetts Limited Fund		New York Limited Fund		Pennsylvania Limited Fund

Liability Derivative:
Futures Contracts	$(38,124	)(1)	$(30,998	)(1)	$(122,922	)(1)

Total	$(38,124)		$(30,998)		$(122,922)

(1)

Amount represents cumulative unrealized depreciation on futures contracts in the Futures Contracts table above. Only the current day’s variation margin on open futures contracts is reported within the Statement of Assets and Liabilities as Receivable or Payable for variation margin, as applicable.

The effect of derivative instruments (not considered to be hedging instruments for accounting disclosure purposes) on the Statement of Operations and whose primary underlying risk exposure is interest rate risk for the six months ended September 30, 2013 was as follows:

	Massachusetts Limited Fund		New York Limited Fund		Pennsylvania Limited Fund

Realized Gain (Loss) on Derivatives Recognized in Income	$119,081	(1)	$140,794	(1)	$391,910	(1)
Change in Unrealized Appreciation (Depreciation) on Derivatives Recognized in Income	$(24,801	)(2)	$(13,589	)(2)	$(26,724	)(2)

(1)	Statement of Operations location: Net realized gain (loss) – Financial futures contracts.

(2)	Statement of Operations location: Change in unrealized appreciation (depreciation) – Financial futures contracts.

The average notional amounts of futures contracts outstanding during the six months ended September 30, 2013, which are indicative of the volume of this derivative type, were approximately as follows:

	Massachusetts Limited Fund	New York Limited Fund	Pennsylvania Limited Fund

Average Notional Amount:
Futures Contracts	$1,729,000	$1,771,000	$6,000,000

11  Fair Value Measurements

Under generally accepted accounting principles for fair value measurements, a three-tier hierarchy to prioritize the assumptions, referred to as inputs, is used in valuation techniques to measure fair value. The three-tier hierarchy of inputs is summarized in the three broad levels listed below.

•	Level 1 – quoted prices in active markets for identical investments

•	Level 2 – other significant observable inputs (including quoted prices for similar investments, interest rates, prepayment speeds, credit risk, etc.)

•	Level 3 – significant unobservable inputs (including a fund’s own assumptions in determining the fair value of investments)

In cases where the inputs used to measure fair value fall in different levels of the fair value hierarchy, the level disclosed is determined based on the lowest level input that is significant to the fair value measurement in its entirety. The inputs or methodology used for valuing securities are not necessarily an indication of the risk associated with investing in those securities.

38

Eaton Vance

Limited Maturity Municipal Income Funds

September 30, 2013

Notes to Financial Statements (Unaudited) — continued

At September 30, 2013, the hierarchy of inputs used in valuing the Funds’ investments and open derivative instruments, which are carried at value, were as follows:

Massachusetts Limited Fund
Asset Description	Level 1	Level 2	Level 3	Total

Tax-Exempt Investments	$—	$60,218,875	$—	$60,218,875

Total Investments	$—	$60,218,875	$—	$60,218,875

Liability Description

Futures Contracts	$(38,124)	$—	$—	$(38,124)

Total	$(38,124)	$—	$—	$(38,124)

New York Limited Fund
Asset Description	Level 1	Level 2	Level 3*	Total

Tax-Exempt Investments	$—	$83,116,871	$—	$83,116,871
Miscellaneous	—	—	480,000	480,000

Total Investments	$—	$83,116,871	$480,000	$83,596,871

Liability Description

Futures Contracts	$(30,998)	$—	$—	$(30,998)

Total	$(30,998)	$—	$—	$(30,998)

Pennsylvania Limited Fund
Asset Description	Level 1	Level 2	Level 3	Total

Tax-Exempt Investments	$—	$55,959,052	$—	$55,959,052

Total Investments	$—	$55,959,052	$—	$55,959,052

Liability Description

Futures Contracts	$(122,922)	$—	$—	$(122,922)

Total	$(122,922)	$—	$—	$(122,922)

*	None of the unobservable inputs for Level 3 assets, individually or collectively, had a material impact on the Fund.

Level 3 investments at the beginning and/or end of the period in relation to net assets were not significant and accordingly, a reconciliation of Level 3 assets for the six months ended September 30, 2013 is not presented.

At September 30, 2013, there were no investments transferred between Level 1 and Level 2 during the six months then ended.

39

Eaton Vance

Limited Maturity Municipal Income Funds

September 30, 2013

Board of Trustees’ Contract Approval

Overview of the Contract Review Process

The Investment Company Act of 1940, as amended (the “1940 Act”), provides, in substance, that each investment advisory agreement between a fund and its investment adviser will continue in effect from year to year only if its continuation is approved at least annually by the fund’s board of trustees, including by a vote of a majority of the trustees who are not “interested persons” of the fund (“Independent Trustees”), cast in person at a meeting called for the purpose of considering such approval.

At a meeting of the Boards of Trustees (each a “Board”) of the Eaton Vance group of mutual funds (the “Eaton Vance Funds”) held on April 23, 2013, the Board, including a majority of the Independent Trustees, voted to approve continuation of existing advisory and sub-advisory agreements for the Eaton Vance Funds for an additional one-year period. In voting its approval, the Board relied upon the affirmative recommendation of the Contract Review Committee of the Board, which is a committee comprised exclusively of Independent Trustees. Prior to making its recommendation, the Contract Review Committee reviewed information furnished by each adviser to the Eaton Vance Funds (including information specifically requested by the Board) for a series of meetings of the Contract Review Committee held between February and April 2013, as well as information considered during prior meetings of the committee. Such information included, among other things, the following:

Information about Fees, Performance and Expenses

•	An independent report comparing the advisory and related fees paid by each fund with fees paid by comparable funds;

•	An independent report comparing each fund’s total expense ratio and its components to comparable funds;

•

An independent report comparing the investment performance of each fund (including, where relevant, yield data, Sharpe ratios and information ratios) to the investment performance of comparable funds over various time periods;

•	Data regarding investment performance in comparison to benchmark indices and customized peer groups, in each case as approved by the Board with respect to the funds;

•

For each fund, comparative information concerning the fees charged and the services provided by each adviser in managing other accounts (including mutual funds, other collective investment funds and institutional accounts) using investment strategies and techniques similar to those used in managing such fund;

•	Profitability analyses for each adviser with respect to each fund;

Information about Portfolio Management and Trading

•	Descriptions of the investment management services provided to each fund, including the investment strategies and processes employed, and any changes in portfolio management processes and personnel;

•

Information about the allocation of brokerage and the benefits received by each adviser as a result of brokerage allocation, including information concerning the acquisition of research through client commission arrangements and the fund’s policies with respect to “soft dollar” arrangements;

•	Data relating to portfolio turnover rates of each fund;

•	The procedures and processes used to determine the fair value of fund assets and actions taken to monitor and test the effectiveness of such procedures and processes;

•	Information about each adviser’s processes for monitoring best execution of portfolio transactions, and other policies and practices of each adviser with respect to trading;

Information about each Adviser

•	Reports detailing the financial results and condition of each adviser;

•

Descriptions of the qualifications, education and experience of the individual investment professionals whose responsibilities include portfolio management and investment research for the funds, and information relating to their compensation and responsibilities with respect to managing other mutual funds and investment accounts;

•	Copies of the Codes of Ethics of each adviser and its affiliates, together with information relating to compliance with and the administration of such codes;

•	Copies of or descriptions of each adviser’s policies and procedures relating to proxy voting, the handling of corporate actions and class actions;

•

Information concerning the resources devoted to compliance efforts undertaken by each adviser and its affiliates on behalf of the funds (including descriptions of various compliance programs) and their record of compliance with investment policies and restrictions, including policies with respect to market-timing, late trading and selective portfolio disclosure, and with policies on personal securities transactions;

•	Descriptions of the business continuity and disaster recovery plans of each adviser and its affiliates;

•

A description of Eaton Vance Management’s procedures for overseeing third party advisers and sub-advisers, including with respect to regulatory and compliance issues, investment management and other matters;

40

Eaton Vance

Limited Maturity Municipal Income Funds

September 30, 2013

Board of Trustees’ Contract Approval — continued

Other Relevant Information

•	Information concerning the nature, cost and character of the administrative and other non-investment management services provided by Eaton Vance Management and its affiliates;

•	Information concerning management of the relationship with the custodian, subcustodians and fund accountants by each adviser or the funds’ administrator; and

•	The terms of each advisory agreement.

In addition to the information identified above, the Contract Review Committee considered information provided from time to time by each adviser throughout the year at meetings of the Board and its committees. Over the course of the twelve-month period ended April 30, 2013, with respect to one or more funds, the Board met eight times and the Contract Review Committee, the Audit Committee, the Governance Committee, the Portfolio Management Committee and the Compliance Reports and Regulatory Matters Committee, each of which is a Committee comprised solely of Independent Trustees, met eight, twenty-one, five, nine and thirteen times respectively. At such meetings, the Trustees participated in investment and performance reviews with the portfolio managers and other investment professionals of each adviser relating to each fund. The Board and its Committees considered the investment and trading strategies used in pursuing each fund’s investment objective, including, where relevant, the use of derivative instruments, as well as processes for monitoring best execution of portfolio transactions and risk management techniques. The Board and its Committees also evaluated issues pertaining to industry and regulatory developments, compliance procedures, fund governance and other issues with respect to the funds, and received and participated in reports and presentations provided by Eaton Vance Management and other fund advisers with respect to such matters.

For funds that invest through one or more underlying portfolios, the Board considered similar information about the portfolio(s) when considering the approval of advisory agreements. In addition, in cases where the fund’s investment adviser has engaged a sub-adviser, the Board considered similar information about the sub-adviser when considering the approval of any sub-advisory agreement.

The Contract Review Committee was assisted throughout the contract review process by Goodwin Procter LLP, legal counsel for the Independent Trustees. The members of the Contract Review Committee relied upon the advice of such counsel and their own business judgment in determining the material factors to be considered in evaluating each advisory and sub-advisory agreement and the weight to be given to each such factor. The conclusions reached with respect to each advisory and sub-advisory agreement were based on a comprehensive evaluation of all the information provided and not any single factor. Moreover, each member of the Contract Review Committee may have placed varying emphasis on particular factors in reaching conclusions with respect to each advisory and sub-advisory agreement.

Results of the Process

Based on its consideration of the foregoing, and such other information as it deemed relevant, including the factors and conclusions described below, the Contract Review Committee concluded that the continuation of the investment advisory agreements of the following funds:

•	Eaton Vance Massachusetts Limited Maturity Municipal Income Fund

•	Eaton Vance New York Limited Maturity Municipal Income Fund

•	Eaton Vance Pennsylvania Limited Maturity Municipal Income Fund

(the “Funds”), each with Boston Management and Research (the “Adviser”), including their fee structures, is in the interests of shareholders and, therefore, the Contract Review Committee recommended to the Board approval of each agreement. The Board accepted the recommendation of the Contract Review Committee as well as the factors considered and conclusions reached by the Contract Review Committee with respect to each agreement. Accordingly, the Board, including a majority of the Independent Trustees, voted to approve continuation of the investment advisory agreement for each Fund.

Nature, Extent and Quality of Services

In considering whether to approve the investment advisory agreements of the Funds, the Board evaluated the nature, extent and quality of services provided to the Funds by the Adviser.

The Board considered the Adviser’s management capabilities and investment process with respect to the types of investments held by each Fund, including the education, experience and number of its investment professionals and other personnel who provide portfolio management, investment research, and similar services to the Funds. In particular, the Board considered, where relevant, the abilities and experience of such investment personnel in analyzing factors such as credit risk, tax efficiency, and special considerations relevant to investing in municipal obligations. The Board considered the Adviser’s large municipal bond team, which includes portfolio managers and credit specialists who provide services to the Funds. The Board also took into account the resources dedicated to portfolio management and other services, including the compensation methods of the Adviser to recruit and retain investment personnel, and the time and attention devoted to each Fund by senior management.

The Board reviewed the compliance programs of the Adviser and relevant affiliates thereof. Among other matters, the Board considered compliance and reporting matters relating to personal trading by investment personnel, selective disclosure of portfolio holdings, late trading, frequent trading, portfolio valuation, business continuity and the allocation of investment opportunities. The Board also evaluated the responses of the Adviser and its affiliates to requests in recent years from regulatory authorities such as the Securities and Exchange Commission and the Financial Industry Regulatory Authority.

41

Eaton Vance

Limited Maturity Municipal Income Funds

September 30, 2013

Board of Trustees’ Contract Approval — continued

The Board considered shareholder and other administrative services provided or managed by Eaton Vance Management and its affiliates, including transfer agency and accounting services. The Board evaluated the benefits to shareholders of investing in a fund that is a part of a large family of funds, including the ability, in many cases, to exchange an investment among different funds without incurring additional sales charges.

After consideration of the foregoing factors, among others, the Board concluded that the nature, extent and quality of services provided by the Adviser, taken as a whole, are appropriate and consistent with the terms of the investment advisory agreements.

Fund Performance

The Board compared each Fund’s investment performance to a relevant universe of similarly managed funds identified by an independent data provider and appropriate benchmark indices and, where relevant, a customized peer group of similarly managed funds approved by the Board, and assessed each Fund’s performance on the basis of total return and current income return. The Board’s review included comparative performance data for the one-, three-, five- and ten-year periods ended September 30, 2012 for each Fund. The Board considered the impact of extraordinary market conditions in recent years on each Fund’s performance in light of, among other things, the Adviser’s efforts to generate competitive levels of tax exempt current income over time through investments that, relative to its peer universe, focus on higher quality municipal bonds with longer maturities. The Board noted that the Adviser had taken action to restructure each Fund’s portfolio as part of a long-term strategy for managing interest rate risk, consistent with each Fund’s objective of providing current income. The Board concluded that each Fund’s performance had been satisfactory on the basis of current income return, and that it was appropriate to continue to monitor the effectiveness of the actions taken by the Adviser to improve Fund performance on the basis of total return, which the Board noted had improved for periods ended as of December 31, 2012.

Management Fees and Expenses

The Board reviewed contractual investment advisory fee rates payable by each Fund (referred to as “management fees”). As part of its review, the Board considered the management fees and each Fund’s total expense ratio for the year ended September 30, 2012, as compared to a group of similarly managed funds selected by an independent data provider. The Board also considered factors that had an impact on Fund expense ratios, as identified by management in response to inquiries from the Contract Review Committee, as well as actions taken by management in recent years to reduce expenses at the Eaton Vance fund complex level, including the negotiation of reduced fees for transfer agency and custody services.

After reviewing the foregoing information, and in light of the nature, extent and quality of the services provided by the Adviser, the Board concluded that the management fees charged for advisory and related services are reasonable.

Profitability

The Board reviewed the level of profits realized by the Adviser and relevant affiliates thereof in providing investment advisory and administrative services to each Fund and to all Eaton Vance Funds as a group. The Board considered the level of profits realized without regard to revenue sharing or other payments by the Adviser and its affiliates to third parties in respect of distribution services. The Board also considered other direct or indirect benefits received by the Adviser and its affiliates in connection with their relationships with the Funds, including the benefits of research services that may be available to the Adviser as a result of securities transactions effected for the Funds and other investment advisory clients.

The Board concluded that, in light of the foregoing factors and the nature, extent and quality of the services rendered, the profits realized by the Adviser and its affiliates are reasonable.

Economies of Scale

In reviewing management fees and profitability, the Board also considered the extent to which the Adviser and its affiliates, on the one hand, and each Fund, on the other hand, can expect to realize benefits from economies of scale as the assets of each Fund increase. The Board acknowledged the difficulty in accurately measuring the benefits resulting from the economies of scale with respect to the management of any specific fund or group of funds. The Board reviewed data summarizing the increases and decreases in the assets of each Fund and of all Eaton Vance Funds as a group over various time periods, and evaluated the extent to which the total expense ratio of each Fund and the profitability of the Adviser and its affiliates may have been affected by such increases or decreases. Based upon the foregoing, the Board concluded that each Fund currently shares in the benefits from economies of scale. The Board also concluded that, assuming reasonably foreseeable increases in the assets of each Fund, the structure of each advisory fee, which includes breakpoints at several asset levels, will allow each Fund to continue to benefit from economies of scale in the future.

42

Eaton Vance

Limited Maturity Municipal Income Funds

September 30, 2013

Officers and Trustees

Officers of Eaton Vance Limited Maturity Municipal Income Funds

Cynthia J. Clemson

President

Payson F. Swaffield

Vice President

Maureen A. Gemma

Vice President, Secretary and Chief Legal Officer

James F. Kirchner

Treasurer

Paul M. O’Neil

Chief Compliance Officer

Trustees of Eaton Vance Limited Maturity Municipal Income Funds

Ralph F. Verni

Chairman

Scott E. Eston

Benjamin C. Esty

Thomas E. Faust Jr.*

Allen R. Freedman

William H. Park

Ronald A. Pearlman

Helen Frame Peters

Lynn A. Stout

Harriett Tee Taggart

*	Interested Trustee

43

Eaton Vance Funds

IMPORTANT NOTICES

Privacy.  The Eaton Vance organization is committed to ensuring your financial privacy. Each of the financial institutions identified below has in effect the following policy (“Privacy Policy”) with respect to nonpublic personal information about its customers:

•

Only such information received from you, through application forms or otherwise, and information about your Eaton Vance fund transactions will be collected. This may include information such as name, address, social security number, tax status, account balances and transactions.

•

None of such information about you (or former customers) will be disclosed to anyone, except as permitted by law (which includes disclosure to employees necessary to service your account). In the normal course of servicing a customer’s account, Eaton Vance may share information with unaffiliated third parties that perform various required services such as transfer agents, custodians and broker-dealers.

•	Policies and procedures (including physical, electronic and procedural safeguards) are in place that are designed to protect the confidentiality of such information.

•

We reserve the right to change our Privacy Policy at any time upon proper notification to you. Customers may want to review our Privacy Policy periodically for changes by accessing the link on our homepage: www.eatonvance.com.

Our pledge of privacy applies to the following entities within the Eaton Vance organization: the Eaton Vance Family of Funds, Eaton Vance Management, Eaton Vance Investment Counsel, Eaton Vance Distributors, Inc., Eaton Vance Trust Company, Eaton Vance Management’s Real Estate Investment Group and Boston Management and Research. In addition, our Privacy Policy applies only to those Eaton Vance customers who are individuals and who have a direct relationship with us. If a customer’s account (i.e., fund shares) is held in the name of a third-party financial advisor/broker-dealer, it is likely that only such advisor’s privacy policies apply to the customer. This notice supersedes all previously issued privacy disclosures. For more information about Eaton Vance’s Privacy Policy, please call 1-800-262-1122.

Delivery of Shareholder Documents.  The Securities and Exchange Commission (SEC) permits funds to deliver only one copy of shareholder documents, including prospectuses, proxy statements and shareholder reports, to fund investors with multiple accounts at the same residential or post office box address. This practice is often called “householding” and it helps eliminate duplicate mailings to shareholders. Eaton Vance, or your financial advisor, may household the mailing of your documents indefinitely unless you instruct Eaton Vance, or your financial advisor, otherwise. If you would prefer that your Eaton Vance documents not be householded, please contact Eaton Vance at 1-800-262-1122, or contact your financial advisor. Your instructions that householding not apply to delivery of your Eaton Vance documents will be effective within 30 days of receipt by Eaton Vance or your financial advisor.

Portfolio Holdings.  Each Eaton Vance Fund and its underlying Portfolio(s) (if applicable) will file a schedule of portfolio holdings on Form N-Q with the SEC for the first and third quarters of each fiscal year. The Form N-Q will be available on the Eaton Vance website at www.eatonvance.com, by calling Eaton Vance at 1-800-262-1122 or in the EDGAR database on the SEC’s website at www.sec.gov. Form N-Q may also be reviewed and copied at the SEC’s public reference room in Washington, D.C. (call 1-800-732-0330 for information on the operation of the public reference room).

Proxy Voting.  From time to time, funds are required to vote proxies related to the securities held by the funds. The Eaton Vance Funds or their underlying Portfolios (if applicable) vote proxies according to a set of policies and procedures approved by the Funds’ and Portfolios’ Boards. You may obtain a description of these policies and procedures and information on how the Funds or Portfolios voted proxies relating to portfolio securities during the most recent 12-month period ended June 30, without charge, upon request, by calling 1-800-262-1122 and by accessing the SEC’s website at www.sec.gov.

44

Investment Adviser

Boston Management and Research

Two International Place

Boston, MA 02110

Administrator

Eaton Vance Management

Two International Place

Boston, MA 02110

Principal Underwriter*

Eaton Vance Distributors, Inc.

Two International Place

Boston, MA 02110

(617) 482-8260

Custodian

State Street Bank and Trust Company

200 Clarendon Street

Boston, MA 02116

Transfer Agent

BNY Mellon Investment Servicing (US) Inc.

Attn: Eaton Vance Funds

P.O. Box 9653

Providence, RI 02940-9653

(800) 262-1122

Fund Offices

Two International Place

Boston, MA 02110

*

FINRA BrokerCheck.  Investors may check the background of their Investment Professional by contacting the Financial Industry Regulatory Authority (FINRA). FINRA BrokerCheck is a free tool to help investors check the professional background of current and former FINRA-registered securities firms and brokers. FINRA BrokerCheck is available by calling 1-800-289-9999 and at www.FINRA.org. The FINRA BrokerCheck brochure describing this program is available to investors at www.FINRA.org.

442-11/13	5LTFSRC